Exhibit 10.60

LEASE AGREEMENT

Between

THE ST. JOE COMPANY,
a Florida corporation,

LANDLORD

and

NEXTEL WIP LEASE CORPORATION,
a Delaware corporation,

TENANT

***Confidential treatment requested

TABLE OF CONTENTS

SECTION 1: TERM	SUBSECTION

Property and Premises	1.1
Common Areas	1.2
Initial Term	1.3
Extension Term(s)	1.4
Term of this Lease	1.5

SECTION 2: CONSTRUCTION; DELIVERY OF PREMISES

Construction	2.1
Delivery of Premises	2.2

SECTION 3: RENT AND OTHER CHARGES

Base Rent	3.1
Late Charges	3.2
Additional Rent	3.3
Common Area Maintenance Charges, Operating Expenses	3.4
Utilities and Service	3.5

SECTION 4: USE OF PROPERTY

Permitted Uses	4.1
Compliance with Laws	4.2
Hazardous Material	4.3
Signs and Auctions	4.4
Landlord’s Access	4.5
Quiet Possession	4.6
Covenants and Restrictions	4.7
Parking	4.8

SECTION 5: TENANT ALTERATIONS.

SECTION 6: INSURANCE AND INDEMNITY.

Tenant’s Insurance	6.1
Landlord’s Insurance	6.2
Release and Waiver of Subrogation Rights	6.3
Indemnification of the Parties	6.4

SECTION 7: DAMAGE, DESTRUCTION AND CONDEMNATION

Destruction or Damages to Premises	7.1
Condemnation	7.2

SECTION 8: MAINTENANCE AND REPAIRS

Landlord’s Obligations	8.1
Tenant’s Obligations	8.2
Condition Upon Termination	8.3

SECTION 9: DEFAULT AND REMEDIES

Default by Tenant	9.1
Remedies	9.2
Costs	9.3
Waiver	9.4
Default by Landlord	9.5

SECTION 10: PROTECTION OF LENDERS

Subordination and Attornment	10.1
Estoppel Certificates and Subordination and Non-Disturbance Agreement	10.2
Tenant’s Financial Condition	10.3

SECTION 11: TELECOMMUNICATIONS

SECTION 12. MISCELLANEOUS PROVISIONS

Landlord’s Liability; Certain Duties	12.1
Interpretation	12.2
Incorporation of Prior Agreements; Modifications	12.3
Notices	12.4
Radon Gas Notice	12.5
Waivers	12.6
No Recordation	12.7
Force Majeure	12.8
Execution of Lease	12.9
Authority	12.10
Florida Law	12.11
Counterpart	12.12
Holding Over	12.13
Time of Essence	12.14
Approval of Plans and Specifications	12.15
Relationship	12.16
Broker’s Fee	12.17

Waiver of Trial by Jury	12.18
Riders and Exhibits Incorporated	12.19
Tenant Assignment	12.20
Landlord Assignment	12.21

EXHIBITS

EXHIBIT "A-1" – Site Plan
EXHIBIT “A-2” – Legal Description
EXHIBIT “B” – Commencement Agreement
EXHIBIT “C” – Construction Addendum
EXHIBIT “D” – Rules and Regulations

***Confidential treatment requested

LEASE AGREEMENT

             THIS LEASE AGREEMENT ("Lease") is made as of May ___, 2001 by and between THE ST. JOE COMPANY, a Florida corporation, an address of which is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207 ("Landlord") and NEXTEL WIP LEASE CORPORATION, a Delaware corporation, an address of which is 4500 Carillon Point, Kirkland, Washington 98033 ("Tenant").

W I T N E S S E T H :

1.          TERM

1.1        PROPERTY AND PREMISES.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described property:

Approximately 30,000 square feet of rentable area (the "Premises") constituting a portion of the Building (as defined herein) to be constructed on certain real property located in Panama City Beach, Bay County, Florida.  The Building and the location of the Premises are as shown on the Site Plan attached hereto as Exhibit A-1.  The Building will contain approximately 67,414 square feet of rentable area and will be included in a multiple building, business and industrial park known as Beckrich Office Park situated on that certain real property located in Panama City Beach, Bay County, Florida and more particularly described on Exhibit A-2 (the "Property").   The actual rentable area of the Premises, the Additional Premises ( as defined below) and the Building (and Tenant's Share, as defined herein) will be determined upon Substantial Completion of the same, as defined in the Construction Addendum.  The rentable area of the Premises, the Additional Premises and the Building will be computed whenever required pursuant to this Lease in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1 - 1996).  For purposes of this Lease, "Building" will mean the Base Building and the Leasehold Improvements, as such terms are defined in the Construction Addendum.

Effective as of that date which is 365 days from and after the Term Commencement Date (as defined in the Construction Addendum) (the "Effective Date"), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately *** additional square feet of rentable area (the "Additional Premises"), constituting the remaining rentable space in the Building.  Notwithstanding the definition of "Effective Date" set forth above, Tenant may deliver a written notice to Landlord to set the Effective Date earlier than 365 days from and after the Term Commencement Date.  If Tenant delivers to Landlord such written notice, the Effective Date shall thereafter be deemed to be the date of such notice; provided, however, in no event shall such notice be dated earlier than the date of Substantial Completion of the Additional Premises or later than 365 days from and after the Term Commencement Date.  Upon the Effective Date, (i) the Additional Premises will be included in the Premises for purposes of this Lease, (ii) Tenant will pay Base Rent (at the then existing rate as specified in Section 3.1.1; provided, however, in the event the Effective Date occurs during the first 12 months after the Term Commencement Date, Tenant will pay Base Rent specified for lease months 1-12 in Section 3.1.1 plus an amount equivalent to *** multiplied by *** square feet until lease month *** when the rates set forth in Section 3.1.1 will control), and (iii) the lease of the Additional Premises will be on the same covenants, agreements, terms provisions and conditions as provided herein for the Premises.

1.2        COMMON AREAS.

Tenant and its employees and customers will have the non-exclusive right during the Term (as defined below) to use the parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Building or the Property (collectively, the “Common Areas”), in common with Landlord, other tenants of the Building and the Property and other persons designated by Landlord, subject to the Rules and Regulations promulgated by Landlord from time to time.

1.3        INITIAL TERM.

The initial term of this Lease (the "Initial Term") will commence on the Term Commencement Date (as defined in the Construction Addendum) and end on the last day of the calendar month which is *** months after the Term Commencement Date (the “Expiration Date”), unless renewed, terminated or extended on the terms and conditions set forth herein.  Each of the parties hereto agrees, upon demand of the other, to execute a Commencement Agreement substantially in accordance with Exhibit B attached hereto setting forth the Term Commencement Date, the Expiration Date, the rentable area of the Premises, and Tenant's Share.

1.4        EXTENSION TERM(S).

Tenant, at its option, will be entitled to the privilege of *** successive extensions of the Term, each extension to be for a period of *** years (each, an "Extension Term").  Each Extension Term will be on the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except the Base Rent payable during any Extension Term will be as provided in Section 3.1.2 and except for such provisions as are, by their terms, inapplicable to an Extension Term.

Tenant may extend the Term provided that it is not in material or monetary default under this Lease by giving to Landlord a notice in writing at least 180 days before the expiration of the previously established Term, and thereupon the Term will be extended without the execution of any other document; provided, however, that, at any time after an Extension Term has become effective, Landlord and Tenant, upon request of either, will execute an agreement supplementary hereto setting out the date to which such Extension Term will extend and the Base Rent payable during such Extension Term.

1.5        TERM OF THIS LEASE.

For purposes of this Lease, "Term" will mean the Initial Term and any Extension Term which may become effective pursuant to Section 1.4.  In no event will the Term, including the Initial Term and all Extension Terms, exceed *** years.

2.          CONSTRUCTION; DELIVERY OF PREMISES.

2.1        CONSTRUCTION.

Landlord will promptly commence, at its sole expense (except as otherwise provided in this Lease or the Construction Addendum), and will pursue with due diligence and continuously until completion, the construction of the Building in accordance with the provisions of the Construction Addendum attached hereto as Exhibit C.

2.2        DELIVERY OF PREMISES.

The Leasehold Improvements (as defined in the Construction Addendum) will be completed, and possession of the Premises (including the Additional Premises) will be delivered to Tenant, in accordance with the provisions of the Construction Addendum.

3.          RENT AND OTHER CHARGES.

3.1        BASE RENT.

3.1.1     Base Rent; Initial Term.  Tenant hereby covenants and agrees to pay Base Rent for the Premises in advance in equal monthly installments on the first day of each month in lawful United States currency, together with any and all rental, sales or use taxes levied by any governmental body having authority upon the use or occupancy of the Premises and any rent or other charges payable hereunder in accordance with the following schedule:
Lease Monthsin Initial Term	Annual Base Rent	Monthly BaseRent	Monthly Sales Tax*	Monthly Rent**
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

*Calculated at the current Bay County, Florida sales tax rate of 7%.
**Does not include Tenant’s Share of Operating Expenses.

3.1.2     Base Rent; Extension Term(s). Tenant hereby covenants and agrees to pay Base Rent during any Extension Term in advance in equal monthly installments on the first day of each month in lawful United States currency, together with any and all rental, sales or use taxes levied by any governmental body having authority upon the use or occupancy of the Premises and any rent or other charges payable hereunder in accordance with the following schedule:
Lease Months in First Extension Term	Annual Base Rent	Monthly Base Rent	Monthly Sales Tax	Monthly Rent**
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

*Calculated at the current Bay County, Florida sales tax rate of 7%.
**Does not include Tenant’s Share of Operating Expenses.
Lease Months in Second Extension Term	Annual Base Rent	Monthly Base Rent	Monthly Sales Tax	Monthly Rent**
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

*Calculated at the current Bay County, Florida sales tax rate of 7%.
**Does not include Tenant’s Share of Operating Expenses.

3.1.3     Payment of Base Rent. Base Rent will be due and payable beginning on the Term Commencement Date and continuing on the first day of each and every month thereafter throughout the Term and will be paid without demand, set-off or deduction, except as provided for herein or by the laws of the State of Florida, to Landlord at its address above or such other address as Landlord directs in writing from time to time with 45 days advance notice. Provided however, that if the Term Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent set forth above will be prorated to the end of that calendar month.

3.1.4     Triple Net Lease.  This Lease is what is commonly called a "triple net lease," it being understood that Landlord will receive the Base Rent free and clear of any and all impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises, except as expressly provided in this Lease.

3.2        LATE CHARGES.

If any Base Rent or other payment due under this Lease is not received by Landlord within 10 days of the due date of such payment, Tenant will pay, in addition to such payment a late charge equal to ***.  If any payment due from Tenant shall remain overdue for more than 10 days, interest will accrue daily on the past due amount from the date such amount was due until paid or judgment is entered at a rate equivalent to the lesser of 18% per annum and the highest rate permitted by law.  Interest on the past due amount will be in addition to and not in lieu of the late charge set forth above or any other remedy available to Landlord.

3.3        ADDITIONAL RENT.

All charges payable by Tenant under the terms of this Lease other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent will be paid by Tenant to Landlord with the next monthly installment of Base Rent and will include all applicable sales or use taxes.  Base Rent and Additional Rent are collectively referred to herein as "Rent."

3.4        COMMON AREA MAINTENANCE CHARGES, OPERATING EXPENSES.

In addition to the Base Rent payable under this Section 3, Tenant agrees to pay as Additional Rent its proportionate share of the "Operating Expenses" (as defined herein) for the Building and for the Property to the extent that any item of Operating Expenses is directly applicable to the Property but is not attributable to any particular building in the Property or any tenant(s) therein.  The proportionate share to be paid by Tenant (the "Share") will be a fraction, the numerator of which will be the rentable square footage of the Premises and the denominator of which will be the rentable square footage of the Building, all as determined as measured by Landlord in accordance with Section 1.1.  Tenant’s Share at the inception of the Lease is ***.  The Share is subject to change from time to time as and if the rentable square footage of the Premises or the Building changes including, without limitation, when the Additional Premises is included in the Premises.  Tenant will pay to Landlord on a monthly basis an amount equal to one-twelfth (1/12) of Tenant's Share of annual Operating Expenses, together with applicable sales and use taxes.  Said amount will be payable without demand, set-off or deduction at the same time and in the same manner as Base Rent.  Upon the establishment of the Term Commencement Date, Landlord will notify Tenant of the estimated amount of Operating Expenses (including the estimated monthly payment) due from Tenant for the balance of 2002.  Within 90 days after the end of each calendar year, Landlord will send to Tenant a statement of Operating Expenses for the prior year describing in reasonable detail all Operating Expenses incurred in the operation of the Building and, to the extent applicable, the Property, along with the amount of the Share (the "Operating Expense Statement").  Tenant will be given a credit against its Share of future Operating Expenses payable to the extent of any overpayment of Operating Expenses that have been paid up to the time of the Operating Expense Statement unless the Operating Expense Statement is rendered at the end of the Term, in which case any overpayment made by Tenant will be reimbursed by Landlord to Tenant at the time Tenant delivers the Premises to Landlord..  If Tenant has underpaid its Share of Operating Expenses, then Tenant will pay the balance due to Landlord as Additional Rent within 30 days of the date of the Operating Expense Statement unless the Operating Expense Statement is rendered at the end of the Term, in which case any overage due Landlord will be paid at the time Tenant delivers the Premises to Landlord.  Concurrently with the Operating Expense Statement, Landlord will provide an estimate of the Operating Expenses for the current calendar year and a statement of the estimated monthly Operating Expenses payable by Tenant.  Landlord’s failure to provide an Operating Expense Statement will not prejudice Landlord’s right to collect a shortfall or Tenant’s right to receive a credit for over payments.

"Operating Expenses" will mean any expenses incurred whether by Landlord or by others on behalf of Landlord, directly arising out of Landlord’s maintenance, operation, repair, replacement (if such replacement is generally regarded in the industry as increasing operating efficiency or is required under any Applicable Laws (as defined in Section 4.2) that were not applicable to the Property or the Building as of the Term Commencement Date) and administration of the Property, the Building and the Common Areas, including, without limitation:  (i) all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Property, the Building and the Common Areas, the equipment and improvements therein contained, including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all costs associated with the appeal of any assessment on taxes; (ii) insurance which Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by Landlord under such insurance; (iii) reasonable security expenses; (iv) reasonable landscaping and pest control expenses; (v) a reasonable management fee; (vi) electricity, water, sewer, gas, window washing, janitorial services, trash and debris and other maintenance and utility charges; (vii) reasonable wages and benefits payable to employees of Landlord to compensate such employees for their performance of duties that are directly connected with the operation and maintenance of the Property, the Building or the Common Areas; (viii) dues and assessments under any applicable deed restrictions or declarations of covenants and restrictions; and (ix) except as expressly limited by any of the items referred to below, such other reasonable costs and expenses actually incurred by Landlord in the maintenance, repair and operation of the Building, but only to the extent that such other costs and expense are customarily incurred as an operating expense in accordance with good property management practices.  Such other reasonable costs will include a pro rata share, equitably allocated to the Building, of any costs and expenses similar to those set forth above which are incurred by Landlord, by a property owners association, or by another entity for maintenance, operation, and repair of any Common Areas or facilities serving the Property.

Operating Expenses will not include any of the following:
(i)	principal and interest payments on loans secured by mortgages or trust deeds on the Premises and any financing or refinancing costs;
(ii)	cost of capital improvements, except that Operating Expenses includes the cost during the Term, as reasonably amortized over the useful life of the capital improvement by Landlord with interest at the then current rates for construction financing on the unamortized amount, of any capital improvements made during the Term which (a) can reasonably be expected to reduce the Operating Expenses, or (b) are made in order to comply with any Applicable Laws hereafter promulgated by any governmental authority or board of fire underwriters;

(iii)	depreciation;
(iv)	cost of any repairs, restoration or other work necessitated by fire, windstorm or other insured casualty to the extent that insurance proceeds have been received by Landlord;
(v)	cost of off-site personnel (except as otherwise provided for above);
(vi)	expenses in the nature of costs, fines or penalties resulting directly from any act or omission of Landlord;
(vii)	any costs included in Operating Expenses representing an amount paid to an entity or person related to Landlord to the extent such amount is in excess of the amount which would have been paid in the absence of such relationship;

(viii)	professional fees incurred in connection with the preparation of financial statements, tax returns and other documents and information for Landlord or its mortgagees;
(ix)	any repairs or alterations made by Landlord to comply with Applicable Laws existing as of the execution hereof; and
(x)	leasing commissions, advertising costs and other expenses incurred solely to locate new tenants for the Building.

If the nature of Tenant’s business within the Premises is such that additional costs are incurred by Landlord for insurance, cleaning, utilities, sanitation, trash removal, pest control, disposal services or other Operating Expenses, Tenant agrees to pay to Landlord on demand as Additional Rent the amount of such additional costs which are exclusively and directly related to Tenant’s business or Tenant's use or occupancy of the Premises.

If any tax expense, insurance expense, or other Operating Expense is not assessed separately or charged specifically to the Building, but is charged against the Property as a whole, Landlord will reasonably determine the portion of such Operating Expenses chargeable to Tenant.

3.5        UTILITIES AND SERVICE.

3.5.1     Utility Service.  Landlord will provide or cause to be provided the mains, conduits and other facilities necessary to supply water, gas, electricity, telephone service and sewage service to the Premises.  Tenant will however, be responsible, at its expense, to make provisions for connecting or hooking up to such utilities directly with the appropriate utility company furnishing same.  Landlord will not cause, without Tenant’s prior written consent, which consent will not be unreasonably withheld, the provider of these utilities to change.

3.5.2     Tenant Responsible for Charges.  Tenant will promptly pay all charges and deposits for electricity, water, gas, telephone service and sewage service and other utilities furnished to the Premises.  Landlord will not be liable for any interruption  in utility services except to the extent that such interruption is caused by the negligence of Landlord, its agents, contractors, or employees.

4.          USE OF PROPERTY.

4.1        PERMITTED USES.

Tenant may use the Premises only for commercial office purposes, including, without limitation, for the operation of a call center and a phone programming and distribution center (collectively, the "Permitted Use").  Tenant will observe all reasonable rules and regulations established by Landlord from time to time for the Building.  The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit D (the "Rules and Regulations").  Landlord will have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care and operation or use of the Premises or the Property.

4.2        COMPLIANCE WITH LAWS.

4.2.1     Landlord’s Compliance.  During the Term, Landlord will be responsible for making any modifications to the Building and the Property and their appurtenances, excluding the Premises, but including the Common Areas, elevators and entrances serving the Property and the Building, required pursuant to any federal, state or local laws,  ordinances, building codes, and rules and regulations of governmental entities having jurisdiction over the Property, including but not limited to the Board of Fire Underwriters and the Americans with Disabilities Act and all regulations and orders promulgated pursuant thereto (collectively, “Applicable Laws”).  Any modifications to the Property and/or the Building made by Landlord pursuant to the provisions of this Section 4.2.1will initially be at Landlord’s expense; however, such expense may be included in Landlord’s Operating Expenses of the Building as set forth above.

4.2.2     Tenant’s Compliance.  Tenant will comply with all Applicable Laws relating to its use or occupancy of the Premises, and will promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in, upon, or connected with the Premises, all at Tenant’s sole expense.  Tenant warrants that all Tenant Alterations (as defined in Section 5 below) of the Premises made by Tenant or Tenant’s employees, agents or contractorsor any other work performed by or on behalf of Tenant in and to the Premises, either prior to Tenant’s occupancy of the Premises or at any time during the Term, will comply with all Applicable Laws.  Landlord represents that the Leasehold Improvements constructed by or under the direction of Landlord will comply with all Applicable Laws in effect on or before the Term Commencement Date.  Tenant will procure at its own expense all permits and licenses required for the transaction of its business in the Premises.  In addition, Tenant warrants that its use of the Premises will be in strict compliance with all Applicable Laws.  During the Term, Tenant will, at its sole cost and expense, make any modifications to the Premises that may be required pursuant to any Applicable Laws relating to Tenant’s use or occupancy of the Premises and enacted after the Term Commencement Date.

4.3        HAZARDOUS MATERIAL.

Throughout the Term, Tenant will not  use, generate, release, discharge, store, dispose, or transport  any Hazardous Materials (as defined herein) on, under, in, above, to, or from the Premises except that Hazardous Materials may be used in the Premises as necessary for the customary maintenance of the Premises provided that same are used, stored and disposed of in strict compliance with Applicable Laws.  For purposes of this provision, the term “Hazardous Materials” will mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any Applicable Laws.

If Tenant’s activities at the Premises or Tenant’s use of the Premises (a) results in a release of Hazardous Materials that is not in compliance with Applicable Laws or permits issued thereunder; (b) gives rise to any claim or requires a response under common law or Applicable Laws or permits issued thereunder; (c) causes a significant public health effect; or (d) creates a nuisance; then Tenant will, at its sole cost and expense:  (i) immediately provide verbal notice thereof to Landlord as well as written notice to Landlord in the manner required by this Lease, which written notice will identify the Hazardous Materials involved and the emergency procedures taken or to be taken; and (ii) promptly take all action in response to such situation required by Applicable Laws, provided that Tenant will first obtain Landlord’s approval of the non-emergency remediation plan to be undertaken.

Landlord represents, warrants and agrees (1) that, to Landlord's knowledge, neither Landlord nor any third party has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any Hazardous Substances on, under, about or within the Land (as defined in the Construction Addendum) in violation of any Applicable Laws, and (2) that Landlord will not, and will not permit any third party to use, generate, store or dispose of any Hazardous Materials on, under, about or within the Premises or the Building in violation of any Applicable Laws.  Landlord and Tenant each indemnify and agree to defend and hold harmless the other and the other's officers, directors, partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys’ fees and costs) arising from any breach of any representation, warranty or agreement contained in this Section 4.3.

All warranties and representations of Landlord made herein are made to "Landlord's knowledge" as of the Term Commencement Date.  "Landlord's knowledge" will be deemed to mean only the actual knowledge of xxx, xxx, xxx, xxx, xxx, xxx of Landlord who have given substantive attention to the development of Beckrich  Office Park, whom Landlord represents are responsible for such matters and are in a position to have knowledge thereof, as evidenced by his/their receipt of actual notice, without imputation or attribution of knowledge of any other parties and without any obligation to investigate or independently verify any of the matters contained herein.  The definition of "Landlord's knowledge" set forth above is not intended to limit Landlord's obligation to comply with Applicable Laws relating to Hazardous Materials as set forth herein.

4.4        SIGNS AND AUCTIONS.

Tenant will not place any signs on the Premises, the Building or the Property except with the prior written consent of Landlord, including consent as to location and design, which consent will not be unreasonably withheld.  Any and all such approved signs will be installed and maintained by Tenant, at its sole cost and expense, and will be in compliance with the Rules and Regulations and all Applicable Laws.  Tenant will be responsible to Landlord for the installation, use, or maintenance of said signs and any damage caused thereby.  Tenant agrees to remove said signs prior to termination of the Lease and upon such removal to repair all damage incident to such removal.

4.5        LANDLORD'S ACCESS.

With the exception of the Computer Room (which Computer Room is situated as shown in the Building Plans) for which notice will always be required, Landlord will be entitled at all reasonable times and upon reasonable notice (but no notice is required in an Emergency except as otherwise set forth herein) to enter the Premises to examine them and to make such repairs, alterations, or improvements thereto as Landlord is required by this Lease to make or which Landlord considers necessary or desirable.  Tenant will not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto.  Landlord will exercise its rights under this Section 4.5, to the extent possible in the circumstances, in such manner so as to reduce, if practical, interference with Tenant’s use and enjoyment of the Premises.  Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and, during the last six months of the Term, to show them to prospective tenants. Landlord may place customary “For Sale” or “For Lease” signs on the Property and, during the last six months of the Term, on the Premises and/or the Building, as Landlord deems necessary.  Notwithstanding the foregoing to the contrary and with the exception of the designated Computer Room, Landlord will have the right at all times, and without notice, to enter the Premises in the event of an Emergency affecting the Premises.  For purposes hereof, "Emergency" means fire, release of hazardous substances, explosion, severe weather, hazardous situations necessitating the extraction of personnel, any condition which Landlord reasonably believes poses an eminent threat of bodily injury, death, environmental or property damage, or other similar incidents.

4.6        QUIET POSSESSION.

If Tenant pays the Rent and all other charges and fully performs all of its obligations under this Lease, Tenant will be entitled to peaceful and quiet enjoyment of the Premises for the full Term without interruption or interference by Landlord or any person claiming through Landlord, subject, however, to the Permitted Exceptions (as defined in the Construction Addendum).

4.7        COVENANTS AND RESTRICTIONS.

Tenant hereby acknowledges and agrees that the Building, and Tenant’s occupancy thereof, may be subject to certain declarations and agreements (collectively, the “Declaration”), which Declaration, if in existence, has been recorded among the Public Records of Bay County, Florida.

4.8        PARKING.

From and after the Term Commencement Date, Tenant will have a non-exclusive license, at no additional charge to Tenant, to use 270 parking spaces associated with the Building.  Within 12 months from and after the Term Commencement Date, Landlord will grant Tenant a non-exclusive license, at no additional charge to Tenant, to use an additional 194 parking spaces associated with the Building.  All such parking spaces will be located as shown in the Building Plans (as defined in the Construction Addendum).  Landlord reserves the right from time to time to assign or re-assign the location of such parking spaces in any manner that Landlord in Landlord’s reasonable discretion deems beneficial to the operation of the Building.  Tenant agrees that it will employ its best efforts to prevent the use by Tenant’s employees and visitors of parking spaces allocated exclusively to other tenants.  All motor vehicles (including all contents thereof) will be parked in such spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles, or the contents thereof.

5.          TENANT ALTERATIONS.

Tenant will not make or allow to be made any alterations in or to the Premises ("Tenant Alterations") without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld.  Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.  All Tenant Alterations will be accomplished in a good and workmanlike manner at Tenant’s sole expense, in conformity with all Applicable Laws, by a licensed and bonded contractor approved in advance by Landlord, such approval of contractor not to be unreasonably withheld or delayed.  All contractors performing Tenant Alterations in the Premises will carry workers’ compensation insurance, commercial general liability insurance, automobile insurance and excess liability insurance in amounts reasonably acceptable to Landlord and will deliver a certificate of insurance evidencing such coverages to Landlord prior to commencing work in the Premises.  Upon completion of any such Tenant Alterations, Tenant will provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.  Any Tenant Alterations to the Premises made by or installed by either party hereto will remain upon and be surrendered with the Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove and/or repair any Tenant Alterations to restore the Premises to the condition existing at the time Tenant took possession, with all costs of removal, repair, restoration, or alterations to be borne by Tenant.  Prior to the completion of any Tenant Alterations, Landlord and Tenant agree to execute a written statement as to whether or not Tenant will be required to remove any such Tenant Alterations upon the expiration or earlier termination of the Lease.  This clause will not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the Term if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens or interests of Landlord.  Tenant will have no authority or power, express or implied, to create or cause any construction lien or mechanics’ or materialmen’s lien or claim of any kind against the Premises, the Property or any portion thereof.  Tenant will promptly cause any such liens or claims to be released by payment, bonding or otherwise within 30 days after request by Landlord, and will indemnify Landlord against losses arising out of any such claim including, without limitation, legal fees and court costs.  EXCEPT TO THE EXTENT THAT LANDLORD IS RESPONSIBLE FOR THE PAYMENT TO CONTRACTORS PURSUANT TO THE TERMS OF THIS LEASE OR THE CONSTRUCTION ADDENDUM, NOTICE IS HEREBY GIVEN THAT LANDLORD WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIAL FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS WILL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.  TENANT WILL DISCLOSE THE FOREGOING PROVISIONS TO ANY CONTRACTOR ENGAGED BY TENANT PROVIDING LABOR, SERVICES OR MATERIAL TO THE PREMISES.

6.          INSURANCE AND INDEMNITY.

6.1        TENANT’S INSURANCE.

Tenant will throughout the Term (and any other period when Tenant is in possession of the Premises) carry and maintain, at its sole cost and expense, the following types of insurance, which will provide coverage on an occurrence basis, with respect to the Premises, in the amounts specified with deductible amounts reasonably satisfactory to Landlord and in the form hereinafter provided for:

(a)         Commercial General Liability Insurance.  Commercial general liability insurance covering claims arising from bodily injury and property damage with minimum limits of $1,000,000 per occurrence and $2,000,000 general aggregate and insuring against legal liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof.  The liability policy also will cover, but not be limited to, the contractual liabilities of Tenant arising from this Lease.

(b)        Comprehensive Automobile Liability Insurance.   Comprehensive automobile liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury, $500,000 per person and $100,000 property damage or a combined single limit of $1,000,000 for both owned and non-owned vehicles.

(c)         Excess Liability Insurance.  Tenant will also carry and maintain umbrella liability insurance with a limit of not less that $5,000,000 per occurrence.

(d)        Property Insurance.  Extended or broad form coverage property insurance including plate glass coverage on a replacement cost basis, with coverage equal to the full replacement value of all personal property, decorations, trade fixtures, furnishings, equipment, Tenant Alterations, leasehold improvements and betterments made by Tenant, and all other contents located or placed in the Premises.  Tenant’s policy will also include business interruption/extra expense coverage in sufficient amounts.

(e)         Workers’ Compensation and Employers’ Liability Insurance.  Workers’ Compensation Insurance covering all employees of Tenant, as required by the laws of the State of Florida and Employer's Liability coverage subject to a limit of no less than $100,000 each employee, $100,000 each accident, and $1,000,000 policy limit.

(f)         Policy Form.  All policies referred to above will:  (i) be taken out with insurers licensed to do business in Florida having an A.M. Best’s rating of A-, Class 9, or otherwise approved in advance by Landlord; (ii) name Landlord and its property manager as additional insureds; (iii) be non-contributing with, and apply only as primary and not as excess to any other insurance available to Landlord or any mortgagee of Landlord; and  (iv) contain an obligation of the insurers to notify Landlord by certified mail not less than 15 days prior to any material change, cancellation, or termination of any such policy.  Certificates of insurance on Landlord’s standard form or, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of Tenant’s insurer as being complete and current, will be delivered to Landlord promptly upon request.  If (a) Tenant fails to take out or to keep in force any insurance referred to in this Section 6.1, or should any such insurance not be approved by either Landlord or any mortgagee, and (b) Tenant does not commence and continue to diligently cure such default within 48 hours after written notice by Landlord to Tenant specifying the nature of such default, then Landlord has the right, without assuming any obligation in connection therewith, to procure such insurance at the sole cost of Tenant, and all outlays by Landlord will be paid by Tenant to Landlord as Additional Rent without prejudice to any other rights or remedies of Landlord under this Lease.  Tenant will not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

6.2        LANDLORD’S INSURANCE.

During the Term, Landlord will carry and maintain the following types of insurance with respect to the Building and the Property in such amounts or percentages of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical conditions of the Building and the Property and the availability of such insurance at reasonable rates:  (i) broad form or extended coverage insurance on the Building (excluding any property with respect to which Tenant and other tenants are obliged to insure pursuant to Section 6.1 or similar sections of their respective leases); (ii) public liability and property damage insurance with respect to Landlord’s operations in the Building; and (iii) such other forms of insurance as Landlord or its mortgagee reasonably considers advisable.  Such insurance will be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location.  Landlord will have the right to self insure any or all of its liabilities with respect to the Building or the Property.

6.3        RELEASE AND WAIVER OF SUBROGATION RIGHTS.

The parties hereto, for themselves and anyone claiming through or under them, hereby release and waive any and all rights of recovery, claims, actions or causes of action, against each other, their respective agents, directors, officers and employees, for any loss or damage that may occur to the Premises or the Building, and to all property, whether real, personal or mixed, located in the Premises or the Building, by reason of any cause against which the releasing party is actually insured or, regardless of the releasing party’s actual insurance coverage, against which the releasing party is required to be insured pursuant to the provisions of Sections 6.1 or 6.2.  This mutual release and waiver will apply regardless of the cause or origin of the loss or damage, including negligence of the parties hereto, their respective agents and employees.  Each party agrees to provide the other with reasonable evidence of its insurance carrier’s consent to such waiver of subrogation upon request.  This Section 6.3 supersedes any provision to the contrary which may be contained in this Lease.

6.4        INDEMNIFICATION OF THE PARTIES.

Tenant indemnifies and agrees to defend and hold harmless Landlord from and against any and all liability for any loss, injury or damage, including, without limitation, consequential damage including, without limitation, all costs, expenses, court costs and reasonable attorneys’ fees, imposed on Landlord by any person whomsoever that occurs (i) in the Premises, except for any such loss, injury or damage that is caused by or results from the gross negligence or willful misconduct of Landlord, its employees, agents, other tenants or contractors; (ii) in the Building or anywhere on the Property except for any such loss, injury or damage that is caused by or results from the negligence or willful misconduct of Landlord, its employees, agents, other tenants or contractors; or (iii) in the Building or anywhere on the Property which is caused by or results from the negligent act or omission of Tenant, its employees, agents or contractors.  The commercial liability insurance that Tenant is required to carry pursuant to Section 6.1(a) of this Lease will include coverage of the foregoing contractual indemnity.  Landlord indemnifies and agrees to defend and hold harmless Tenant from and against any and all liability for any loss, injury or damage, including, without limitation, all costs, expenses, court costs and reasonable attorneys’ fees, imposed on Tenant by any person whomsoever that occurs in the Building or anywhere on the Property and that is caused by or results from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.  The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

7.          DAMAGE, DESTRUCTION AND CONDEMNATION.

7.1        DESTRUCTION OR DAMAGE TO PREMISES.

If the Premises are at any time damaged or destroyed in whole or in part by fire, casualty or other causes, Landlord will have 30 days from such damage or destruction to reasonably determine and inform Tenant whether Landlord will restore the Premises to substantially the condition which existed immediately prior to the occurrence of the casualty.  If Landlord elects to rebuild, Landlord will use diligent, good faith efforts to complete such repairs to the extent of insurance proceeds within 120 days from the end of the 30 day period and, if reasonably practical and if not contrary to any agreements to which Landlord is bound (including any agreements with Landlord's insurance carriers, but not including any agreements with other tenants of Landlord), Landlord will diligently attempt to cause such repairs to be a priority if other of Landlord's properties require repairs contemporaneously with the repairs to the Premises.  If such repairs have not been completed within that 120 day period, and Tenant desires to terminate the Lease as a result thereof, then Tenant must notify Landlord prior to Landlord’s completion of the repairs of Tenant’s intention to terminate this Lease.  Landlord will then have 30 days after Landlord’s receipt of written notice of Tenant’s election to terminate to complete such repairs (as evidenced by a certificate of completion from Landlord's architect).  If Landlord does complete such repairs prior to the expiration of such 30 day cure period, Tenant will have no such right to terminate this Lease.  Tenant will, upon substantial completion by Landlord, promptly and diligently, and at its sole cost and expense, repair and restore any Tenant Alterations or other improvements to the Premises made by Tenant to the condition which existed immediately prior to the occurrence of the casualty to the extent of insurance proceeds.  For purposes of this Section 7.1, "substantial completion" will be deemed to have occurred when Landlord's repair and restoration of the Building has reached a stage of completion that allows full and reasonable use of the Premises for the Permitted Use, with only minor, non-structural "punch list" type items, if any, remaining to be completed. If, in the mutual opinion of Landlord and Tenant, the Premises cannot be restored within 150 days of such damage or destruction (the "Probable Restoration Period"), then either Landlord or Tenant may terminate this Lease as of a date specified in a written notice to the other, which date will not be less than 30 nor more than 60 days after the date such written notice is given.  If Landlord and Tenant disagree as to the Probable Restoration Period, then such period will be determined by a qualified independent general contractor reasonably acceptable to both parties, and, upon receipt of notice of the Probable Restoration Period, as determined by such general contractor, Landlord and Tenant will have 10 days within which to exercise their option to terminate this Lease, if applicable.  Until the restoration of the Premises is complete, there will be an abatement or reduction of Base Rent in the same proportion that the square footage of rentable area in the Premises so damaged or destroyed and under restoration bears to the total square footage of rentable area in the Premises, unless the damaging event was caused by the negligence or willful misconduct of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors, in which event there will be no such abatement or reduction.

Notwithstanding the foregoing or the following, either Landlord or Tenant may, at their option, terminate this Lease by notifying the other party in writing of such termination within 30 days of the date of damage if such damage to the Premises is in excess of 50% of the value of the Premises, as determined by a qualified independent general contractor reasonably acceptable to both parties.

Notwithstanding the foregoing provisions of this Section 7.1, if damage to or destruction of the Premises in excess of 50% of the value of the Premises occurs within the last year of the Term, as the same may be extended as provided herein, the obligation of Landlord to restore the Premises will not arise unless (i) Landlord, at its sole option, elects to restore such work; (ii) Landlord, at its sole option, elects to provide Tenant with the opportunity of extending the Term for an additional period so as to expire 5 years from the date of the completion by Landlord of the repairs and restoration of the Premises; and (iii) Tenant gives written notice to Landlord within 30 days after Landlord’s request that Tenant agrees to such extension.  Such extension will be on the terms and conditions provided herein, if an option to extend this Lease remains to be exercised by Tenant hereunder, or under the terms prescribed in Landlord’s notice, if no such further extension period is provided for herein.  Upon receipt of such notice from Tenant, Landlord agrees to repair and restore the Premises within a reasonable time.  If Tenant fails to timely extend the Term as provided herein, Landlord at its option will have the right to terminate this Lease as of the date of the damaging event, or to restore the Premises and the Lease will continue for the remainder of the then unexpired Term, or until the Lease is otherwise terminated as provided herein.

7.2        CONDEMNATION.

7.2.1     TOTAL OR PARTIAL TAKING.

If the whole of the Premises (provided that if 25% or more of the Premises are taken, Tenant may deem that the whole of the Premises are taken), or such portion thereof as will make the Premises unusable, in Tenant's commercially reasonable judgment, for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term will cease as of the day possession or title is taken by such public authority, whichever is earlier (“Taking Date”), whereupon the Rent and all other charges will be paid up to the Taking Date with a proportionate refund by Landlord of any Rent and all other charges paid for a period subsequent to the Taking Date.  If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable as of the Taking Date, is taken, Base Rent and other charges payable to Landlord will be reduced in proportion to the amount of the Premises taken.  If this Lease is not terminated, Landlord will repair any damage to the Premises caused by the taking to the extent necessary to make the Premises reasonably tenantable within the limitations of the available compensation awarded for the taking (exclusive of any amount awarded for land).  Notwithstanding the foregoing to the contrary, if the whole of the Premises are taken, Landlord will have the right, at its option, to relocate Tenant into other space within the Building or the Property comparable to the Premises (the "New Premises") and, in such event, the Term will not cease as provided above.  Upon such relocation, the New Premises will be deemed the Premises and the prior space originally demised (the "Old Premises") will in all respects be released  from the effect of this Lease.  If Landlord elects to relocate Tenant as above described, (i) the New Premises will contain approximately the same as, or greater rental area than the Old Premises, (ii) Landlord will improve the New Premises, at Landlord's cost (other than the cost of stock, trade fixtures, furniture, and other personal property belonging to Tenant which shall be the responsibility of Tenant), to at least the standards of the Old Premises, (iii)  Base Rent, Tenant's Share of Operating Expenses, and all other charges hereunder will be adjusted for variation in the square footage of the rental area of the New Premises, and (iv) all other terms of this Lease will apply to the New Premises, except as otherwise provided herein.

7.2.2     AWARD.

All compensation awarded or paid upon a total or partial taking of the Premises or the Building including the value of the leasehold estate created hereby will belong to and be the property of Landlord without any participation by Tenant; Tenant will have no claim to any such award based on Tenant’s leasehold interest.  However, nothing contained herein will be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim will diminish or otherwise adversely affect Landlord’s award or the award of any mortgagee.

8.          MAINTENANCE AND REPAIRS.

8.1        LANDLORD'S OBLIGATIONS.

Provided Tenant is not in default under this Lease, Landlord will furnish the following services (the "Services") at its expense (however, such expenses may be included in Operating Expenses):

(i)          Repairs and maintenance, for maintaining in good order at all times the exterior walls, windows, doors, and roof of the Building, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.   Tenant will be responsible for damage, other than normal wear and tear, to the Premises that is caused by Tenant's usage and occupancy of the Premises.

(ii)         Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in an attractive manner.

(iii)        Fire and extended coverage insurance to protect Landlord's interest in the Building.

(iv)       General management, including supervision, inspections and management functions.

8.1.1     Services will be provided for the Building during the hours of 8:00 A.M. to 6:00 P.M. on Mondays through Fridays, and from 8:00 A.M. to 1:00 P.M. on Saturday, except for legal holidays observed by Tenant.  Tenant will advise Landlord of its local holiday schedule and any changes thereto from time to time.

8.1.2     If Tenant uses Services for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant, as Additional Rent, a reasonable sum as reimbursement for the direct cost of such added Services.

8.1.3     Landlord will not be liable for any damages directly or indirectly resulting from the installation, use, malfunction, or interruption of use of any equipment in connection with the furnishing of Services referred to herein, and particularly any interruption in Services by any cause beyond the immediate control of Landlord; but Landlord will exercise due care in furnishing adequate and uninterrupted Services.  Without limitation on the foregoing, under no circumstances will Landlord incur liability for damages caused directly or indirectly by any malfunction of a computer system or systems within the Building resulting from or arising out of the failure or malfunction of any electrical, air-conditioning or other system serving the Building.

8.2        TENANT'S OBLIGATIONS.

8.2.1     Except as specifically provided to the contrary in Section 8.1 above, Tenant will, at Tenant's sole cost and expense, maintain in good order, condition and repair the Premises and the fixtures and appurtenances therein, and will suffer no active or permissive waste or injury thereof, and Tenant's responsibilities in conjunction therewith will include, but not be limited to, the cleaning of window coverings, the shampooing of the carpeting located in the Premises, as well as the regular painting and decorating of the Premises so as to maintain the Premises in a first class condition. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant will promptly replace the same.  To the extent that the useful life of such replacement (as determined in accordance with the General Depreciation System of accounting, or such similar system or method as the parties may reasonably agree upon) extends beyond the Term, Tenant will, promptly after its purchase of the replacement, submit to Landlord satisfactory payment and depreciation evidence with respect to the replacement and, within 30 days after receipt of the same, Landlord will reimburse Tenant for the prorated cost of said replacement from the end of the Term to the end of the useful life of such replacement.  Tenant will, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees, or with Landlord's express written consent, by persons requested by Tenant and authorized in writing by Landlord, promptly repair any injury or damage to Premises or Building caused by misuse or neglect thereof by Tenant, or by persons permitted on the Premises by Tenant, or by Tenant moving in or out of the Premises.

8.2.2     Tenant agrees that all personal property brought into the Premises by Tenant, its employees, licensees and invitees will be at the sole risk of Tenant; and Landlord will not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

8.2.3     Tenant will obtain Landlord's consent, such consent not to be unreasonably withheld, as to the location or relocation within the Premises of any heavy objects or furnishings such as file cabinets, vending machines, etc., so as not to cause damage to the Building.

8.3        CONDITION UPON TERMINATION.

Upon the termination of the Lease, Tenant will surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant will not be obligated to repair any damage which Landlord is required to repair under Section 8.1.  All property of Tenant remaining on the Premises after expiration of the Term will be deemed conclusively abandoned and may be removed by Landlord, and Tenant will reimburse Landlord for the reasonable cost of removing the same, subject however, to Landlord’s right to require Tenant to remove any Tenant Alterations made to Premises by Tenant pursuant to Section 5.  Tenant will repair, at Tenant's expense, any damage to the Premises or the Building caused by the removal of any of Tenant’s personal property, including but not limited to furniture, machinery and equipment.  In no event, however, will Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; millwork and cabinetry; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners, or any other heating or air conditioning equipment; fencing or security gates; plumbing fixtures, water fountains; or other similar building operating equipment and decorations.

9.          DEFAULT AND REMEDIES:

9.1        DEFAULT BY TENANT.  The following will be events of default by Tenant under this Lease:

(a)         Failure to pay when due any installment of Rent or any other payment required  pursuant to this Lease;

(b)        The filing of a petition for bankruptcy or insolvency under any applicable federal or state bankruptcy or insolvency law, which is not dismissed within 60 days after the date of filing thereof; an adjudication of bankruptcy or insolvency or an admission that it cannot meet its financial obligations as they become due, or the appointment or a receiver or trustee for all or substantially all of the assets of Tenant, which receiver is not discharged within 60 days after the appointment thereof;

(c)         A transfer by Tenant in fraud of creditors or an assignment by Tenant for the benefit of creditors;

(d)        Any act which results in a lien being filed against the Premises or the Property and such lien not being removed within 30 days after written notice thereof to Tenant;

(e)         The liquidation, termination or dissolution of Tenant; and

(f)         Failure to cure any non-monetary provision of this Lease within 20 days after written notice thereof to Tenant, provided, however, that in the event such failure to perform cannot reasonably be cured within such 20 day period, Landlord will not exercise any right or remedy hereunder if Tenant begins to cure the default within the 20 day period and continues actively and diligently in good faith to completely cure said default.

9.2        REMEDIES.   In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, Landlord will have the following rights and remedies, which are cumulative and not alternative:

(a)         Landlord may terminate this Lease by notice to Tenant and retake possession of the Premises for Landlord’s account.  Tenant will then quit and surrender the Premises to Landlord.  Tenant’s liability under all of the provisions of this Lease will continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder, including to the extent legally permissible, payment of all Rent and other charges until the date this Lease would have expired had such termination not occurred. If Landlord so elects, Rent will be accelerated and Tenant will pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term.  In the event of such acceleration, Landlord will use commercially reasonable efforts to relet the Premises and, if the Premises is relet, will reimburse to Tenant, on a quarterly basis, the accelerated Rent paid by Tenant to Landlord hereunder to the extent Landlord receives equivalent sums from its new tenant.

(b)        Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or to sell or otherwise dispose of such property in such manner as Landlord may see fit without notice to Tenant.  Re-entry and removal may be effected by summary dispossess proceedings, by any suitable action or proceeding, or otherwise.  Landlord will not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

(c)         Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term or for any longer period, and may accept any Rent then attainable; grant any concessions of Rent, and agree, at Tenant’s expense, to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion.  Landlord covenants to use such commercially reasonable efforts to relet the Premises as are imposed by law.

(d)        Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and to enter upon the Premises for such purposes.  No notice of Landlord’s intention to perform such covenants need be given Tenant unless expressly required by this Lease.  Except to the extent of any loss or damage caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Landlord will not be liable to Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant will pay to Landlord all expenses incurred by Landlord in connection with remedying or attempting to remedy such default.  Any expenses incurred by Landlord will accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

             9.3        COSTS.

In the event it is necessary for either party to this Lease to retain an attorney to enforce any covenant, condition, or provision hereof, it is agreed that the prevailing party shall be entitled to recover, in addition to any damages proven, its reasonable attorneys' fees.  In addition, upon any default by Tenant, Tenant will also be liable to Landlord for the expenses to which Landlord may be put in re-entering the Premises, reletting the Premises and putting the Premises into the condition necessary for such reletting (including attorneys’ fees and disbursements, marshall’s fees, and brokerage fees, in so doing), and any other expenses reasonably incurred by Landlord.

9.4        WAIVER.

No delay or omission by Landlord in exercising a right or remedy will exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

9.5        DEFAULT BY LANDLORD.

In the event of any default by Landlord, Tenant’s exclusive remedy will be an action for damages; provided, however, prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord will have a period of 20 days following the date of such notice in which to commence the appropriate cure of such default.  Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant will not have any remedy or cause of action by reason thereof.  Notwithstanding any provision of this Lease, Landlord will not at any time have any personal liability under this Lease, and Tenant’s sole remedy with respect thereto will be a suit for damages and not a termination of the Lease.  As a material inducement to Landlord to enter into this Lease with Tenant, Tenant hereby acknowledges and agrees that Landlord's liability for any breach or default by Landlord of any term or provision of this Lease is limited to the greater of the following (the "Liability Cap"):  (i) Landlord's equity or interest then owned by Landlord in the Building, or (ii) a cumulative maximum of $2,500,000.00.  Notwithstanding the foregoing, in the event that any breach or default by Landlord of any term or provision of this Lease results from Landlord's gross negligence or willful misconduct, the Liability Cap set forth above shall be increased to a cumulative maximum of $5,000,000.00.  In no event will any deficiency judgment be sought or obtained against Landlord in the event Tenant's damages exceed the Liability Cap, and Tenant hereby expressly waives any claims for damages in excess of the Liability Cap.

10.        PROTECTION OF LENDERS.

10.1      SUBORDINATION AND ATTORNMENT.   This Lease will be subject and subordinated at all times to the terms of each and every ground or underlying lease which now exist or may hereafter be executed affecting the Premises, and to the liens of each and every mortgage and deed of trust in any amount or amounts whatsoever now or hereafter existing encumbering the Premises, the Building or the Property, and to all modifications, renewals and replacements thereto without the necessity of having further instruments executed by Tenant to effect such subordination.  Subject to the specific provisions of a subordination and non-disturbance agreement, so long as no default or event which with the passing of time or giving of notice would constitute a default, exists under this Lease, the peaceable possession of Tenant in and to the Premises for the Term will not be disturbed in the event of the foreclosure of any such mortgage or deed of trust or in the event of a termination of any ground or underlying leases affecting the Premises.  If Landlord’s interest in the Building and or the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or transfer in lieu thereof, Tenant will attorn to the transferee of or successor to Landlord’s interest in the Premises, the Building or the Property and recognize such transferee or successor as Landlord under this Lease.

10.2      ESTOPPEL CERTIFICATES AND SUBORDINATION AND NON-DISTURBANCE AGREEMENT.  Within 15 days of receipt of a written request of Landlord, any lender or prospective lender of the Building or Property, or at the request of any purchaser or prospective purchaser of the Building or the Property, Tenant will deliver an estoppel certificate, attaching a true and complete copy of this Lease, including all amendments relative thereto, and certifying with particularity, among other things, (i) a description of any renewal or expansion options, if any; (ii) the amount of Rent currently and actually paid by Tenant under this Lease; (iii) that the Lease is in full force and effect as modified; (iv) that Tenant is in possession of the Premises; (v) stating whether either Landlord or Tenant is in default under the Lease and, if so, summarizing such default(s); and (vi) stating whether Tenant or Landlord has any offsets or claims against the other party and, if so, specifying with particularity the nature and amount of such offset or claim.  Landlord will likewise deliver a similar estoppel certificate within 15 days of the request of Tenant, any lender or prospective lender of Tenant, or assignee approved by Landlord.

10.3      TENANT'S FINANCIAL CONDITION.   Within 10 days after written request from Landlord, Tenant will deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant will deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Building or the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements will be confidential and will be used only for the purposes set forth herein.  If there is a material adverse change in Tenant’s financial condition, Tenant will give immediate notice of such material adverse change to Landlord.  If Tenant fails to give such immediate notice to Landlord, such failure will be deemed an event of default under this Lease.

11.	TELECOMMUNICATIONS. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant will be ordered and utilized at the sole expense of Tenant. All installations of telecommunications equipment and wires will be accomplished pursuant to plans and specifications approved in advance in writing by Landlord. Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment will be and remain solely in the Premises and the telephone closet(s) on the floor(s) on which the Premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Landlord will have no responsibility for the maintenance of Tenant’s telecommunications equipment, including wire, or for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued from any cause whatsoever, whether or not such loss or damage results from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible, Landlord will have no obligation or liability with respect thereto and it will be the sole obligation of Tenant at its expense to obtain substitute service.

Landlord will have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of an Emergency or as necessary in connection with the operation of the Building or installation of telecommunications equipment for other tenants of the Building.

Tenant will not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent.  Such consent may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

In the event that telecommunications equipment, wiring and facilities installed by or at the request of Tenant within the Premises, or elsewhere within the Building causes interference to equipment used by another party, Tenant will assume all liability related to such interference, Tenant will use reasonable efforts, and will cooperate with Landlord and other parties, to promptly eliminate such interference.  In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation.  If such interference persists, Tenant will discontinue the use of such equipment, and, at Landlord’s discretion, remove such equipment according to the foregoing specifications.

12.        MISCELLANEOUS PROVISIONS.

12.1      LANDLORD'S LIABILITY; CERTAIN DUTIES.   As used in the Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises, the Building or the Property or the leasehold estate under a ground lease of the Premises, the Building or the Property at the time in question. Each landlord is obligated to perform the obligations of Landlord under this Lease only during the time such landlord owns such interest or title. Any landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that such transfer is not for the primary purpose of avoiding such obligations. However, each landlord will deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

12.2      INTERPRETATION.

The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular. The masculine, feminine and neuter genders will each include the other. In any provision relating to the conduct, acts or omissions of Tenant the term "Tenant" will include Tenant's agents, employees, contractors, invitees, successors or others using the Premises, the Building or the Property with Tenant's expressed or implied permission.  This Lease will not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

12.3      INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS.

This Lease is the only agreement between the parties pertaining to the lease of the Premises, the Building or the Property and no other agreements either oral or otherwise are effective unless embodied herein.  All amendments to this Lease will be in writing and signed by all parties. Any other attempted amendment will be void.

12.4      NOTICES.

Any notices which may be permitted or required hereunder will be in writing and will be deemed to have been duly given as of the date and time the same are personally delivered, transmitted electronically (i.e., telecopier device) or within three days after depositing with the United States Postal Service, postage prepaid by registered or certified mail, return receipt requested, or within one day after depositing with Federal Express or other overnight delivery service from which a receipt may be obtained, and addressed as follows:

To Landlord at the following address:

St. Joe Commercial
415 Beckrich Road, Suite 350
Panama City Beach, Florida  32407
Telephone:  ***
Telecopy:  ***
Attn:  ***

Copies to:

The St. Joe Company
1650 Prudential Drive, Suite 400
Jacksonville, Florida 32207
Attn:  ***
Telephone:  ***
Telecopy:  ***

                           and

The St. Joe Company
1650 Prudential Drive, Suite 400
Jacksonville, Florida 32207
Attn:  ***
Telephone: ***
Telecopy: ***

To Tenant at the following address:

Nextel WIP Lease Corporation
4500 Carillon Point
Kirkland, WA  98033
Attn: General Counsel
Telephone: (425) 576-3600
Telecopy: (425) 576-3650

                           And

Nextel Partners
Attn: Facilities Manager.
10901 Bren Road East
Minnetonka, Minnesota 55343

or at such other address as either party hereto will from time to time designate to the other party by notice in writing as herein provided.

12.5      RADON GAS NOTICE.

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.  Landlord does not conduct radon testing with respect to the Building and disclaims any and all representations and warranties as to the absence of radon gas or radon gas producing conditions with respect to the Building.

12.6      WAIVERS.

All waivers must be in writing and signed by the waiving party.  Landlord's failure to enforce any provision of this Lease or its acceptance of Rent will not be a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

12.7      NO RECORDATION.

Tenant will not record this Lease or any memorandum of lease without prior written consent from Landlord.

12.8      FORCE MAJEURE.

If either party cannot perform any of its obligations (except the payment of Rent, or other sums of money) due to events beyond that party's control, the time provided for performing such obligations will be extended by a period of time equal to the duration of such events. Events beyond control include, but are not limited to, Excusable Delays (as defined in the Construction Addendum), acts of the other party, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

12.9      EXECUTION OF LEASE.

Submission or preparation of this Lease by Landlord will not constitute an offer by Landlord or option for the Premises, and this Lease will constitute an offer, acceptance or contract only as expressly specified by the terms of this Section 12.9.  In the event that Tenant executes this Lease first, such action will constitute an offer to Landlord, which may be accepted by Landlord by executing this Lease, and once this Lease is so executed by Landlord, such offer may not be revoked by Tenant and this Lease will become a binding contract.  In the event that Landlord executes this Lease first, such action will constitute an offer to Tenant, which may be accepted by Tenant only by delivery to Landlord of a fully executed copy of this Lease, together with a fully executed copy of any and all guaranty agreements and addendums provided that in the event that any party other than Landlord makes any material or minor alteration of any nature whatsoever to any of said documents, then such action will merely constitute a counteroffer, which Landlord, may, at Landlord's election, accept or reject.  Notwithstanding that the Term Commencement Date may occur and the Term may commence after the date of execution of this Lease, upon delivery and acceptance of this Lease in accordance with the terms of this Lease, this Lease will be fully effective, and in full force and effect and valid and binding against the parties in accordance with, but on and subject to, the terms and conditions of this Lease.

12.10    AUTHORITY.

As a material inducement to Landlord to enter into this Lease, Tenant, intending that Landlord rely thereon, represents and warrants the following to Landlord:

(i)          This Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms of this Lease;

(ii)         Tenant is duly organized, validly existing and in good standing under the laws of the state of Tenant's organization and has full power and authority to transact business in the State of Florida; and

(iii)        The execution and delivery of this Lease by the individual or individuals executing this Lease on behalf of Tenant, and the performance by Tenant of Tenant's obligations under this Lease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's organizational documents or other charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented or amended in any manner.

12.11    FLORIDA LAW.

This Lease will be governed by the laws of the State of Florida.

12.12    COUNTERPART.

This Lease may be executed in multiple counterparts, each counterpart of which will be deemed an original and any of which will be deemed to be complete in and of itself and may be introduced into evidence or used for any purpose without the production of the other counterpart or counterparts.

12.13    HOLDING OVER.

In addition to and not limiting any other rights or remedies which Landlord may have on account of Tenant holding over without written consent of Landlord, Tenant will pay to Landlord rent in the amount of 125% of the Base Rent, as well as any and all direct and consequential damages incurred by Landlord on account of such unapproved holding over including claims by tenants entitled to future possession.

12.14    TIME IS OF THE ESSENCE.

TIME IS OF THE ESSENCE OF THIS LEASE AND ALL PROVISIONS CONTAINED HEREIN.

12.15    APPROVAL OF PLANS AND SPECIFICATIONS.

Neither review nor approval by or on behalf of Landlord of any Tenant's plans nor any plans and specifications for any Tenant Alterations or any other work performed by or on behalf of Tenant in and to the Premises, will constitute a representation or warranty by Landlord, any of Landlord's beneficiaries, the managing agent of the Building or the Property or any of their respective agents, partners or employees that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with Applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord's beneficiaries, nor the managing agent of the Building or the Property nor any of their respective agents, partners or employees assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

12.16    RELATIONSHIP.

Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.

12.17    BROKER'S FEE.

Tenant covenants, represents and warrants that Tenant had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease.  Advantis Real Estate Services Company (“Advantis”) is the sole broker with whom Landlord has dealt in this transaction and Landlord agrees to pay any commissions due Advantis.  Tenant acknowledges that Advantis represents solely Landlord with respect to this transaction.  Tenant and Landlord covenant and agree to hold harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys’ fees before trial, at trial, on appeal and in bankruptcy) or liability for any compensation, commissions, or charges claimed by any broker or agent claiming to have been engaged by or to have had dealings with the indemnifying party with respect to this Lease or the negotiation thereof other than Advantis.

12.18    WAIVER OF TRIAL BY JURY.

LANDLORD AND TENANT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

12.19    RIDERS AND EXHIBITS.

All Riders, Addenda, Schedules and Exhibits attached hereto will be deemed to be a part hereof and are hereby incorporated herein.

12.20    TENANT ASSIGNMENT.  Tenant will not assign this Lease, in whole or in part, or sublease the Premises, in whole or in part, without the prior written consent of Landlord, which consent will not be unreasonably withheld, subject to Landlord’s right of recapture set forth below, and in no event will Tenant be released from any obligation or liability under this Lease following any such assignment or sublease; provided, however, that Tenant will have the right, without Landlord's consent, to assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant.  For purposes of this Section 12.20, the term "Affiliate" means an entity which (either directly or indirectly, through one or more intermediaries) controls, is in common control with or is controlled by Tenant.  For purposes of this definition, the term "control" means (a) legal or beneficial ownership of more than fifty percent (50%) of the voting interests of an entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.  No sublessee of the Premises or any portion thereof, may further assign or sublease its interest in the Premises or any portion thereof.  Other than an assignment to an Affiliate of Tenant as previously defined, Tenant will pay Landlord an assignment fee in an amount of $500, together with all legal fees and expenses incurred by Landlord in connection with the review by Landlord of Tenant’s requested assignment or sublease pursuant to this Section 12.20, together with any legal fees and disbursements incurred in the preparation and/or review of any documentation (collectively, the "Assignment Costs").  Such sums will be paid by Tenant as Additional Rent within 30 days of invoice for payment thereof.  If the rent due and payable by any assignee or sublessee under any permitted assignment or sublease together with any other consideration received by Tenant exceeds the Rent payable under this Lease for such space, Tenant will pay to Landlord all such excess rent and other excess consideration within 10 days following receipt thereof by Tenant; provided however, Tenant may deduct from such excess rent and other excess consideration the Assignment Costs and any other commercially reasonably costs incurred by Tenant in connection with establishing such assignment/subletting (e.g., a reasonable brokerage commission) provided that Tenant provides Landlord with satisfactory payment evidence of such costs.

Within 15 days after Landlord’s receipt of Tenant’s request for Landlord’s consent to a proposed assignment or sublease, excluding any assignment or sublease to an Affiliate of Tenant, Landlord will have the right to require Tenant to reconvey to Landlord that portion of the Premises which Tenant is seeking to assign or sublet.  Tenant will reconvey that portion of the Premises in consideration of Landlord’s release of Tenant from all future Rent and other obligations, which would not otherwise survive termination of the Lease, with respect to the portion of the Premises so reconveyed.  Any such reconveyance will be evidenced by an agreement reasonably acceptable to Landlord and Tenant in form and substance.

12.21    LANDLORD ASSIGNMENT.  Landlord will have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property.  Any such sale, transfer or assignment will operate to release Landlord from any and all liability under this Lease arising after the date of such sale, assignment or transfer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed as of the date first above written by their respective duly authorized officers, agents or attorneys in fact as the case may be.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	"Tenant"
NEXTEL WIP LEASE CORPORATION, a Delaware corporation

By:
Print Name:	Print Name:
	Its:	President
Date:

Print Name:	(Corporate Seal)

"Landlord"

THE ST. JOE COMPANY, a Florida corporation

By:
Print Name:	Print Name:
	Its:	President
Date:

Print Name:	(Corporate Seal)

EXHIBIT A-1

SITE PLAN

EXHIBIT A-2

LEGAL DESCRIPTION

EXHIBIT B

LEASE COMMENCEMENT DATE AGREEMENT

             THIS AGREEMENT is made and entered into as of ____________________, 200__, by and between THE ST. JOE COMPANY, a Florida corporation ("Landlord") and ______________________________, a ________________________ ("Tenant").

WITNESSETH

             WHEREAS, Landlord and Tenant entered into a lease dated __________________, 2001 (“Lease”) setting forth the terms of occupancy by Tenant for Suites _____ and _____ at ____________________ located at _______________; and

WHEREAS, Landlord and Tenant desire to confirm certain dates and other information relating to the Lease as hereafter set forth.

             NOW THEREFORE, in consideration of the premises and the covenants hereafter set forth, it is agreed,

             1.          The foregoing recitals are true and correct and are incorporated herein by reference.  Capitalized terms used herein but not defined herein will have the meaning given to them in the Lease.

             2.          The Term Commencement Date of the Lease is ____________________, 200__ and the Expiration Date of the Lease is _______________________, 200_, unless sooner terminated or extended pursuant to the Lease.

             3.          The Premises contain ____ square feet of rentable area.

             4.          Tenant’s Share is ______%.

             IN WITNESS WHEREOF, Landlord and Tenant have executed this document as of the first date set forth in the first paragraph above.

"Landlord"		"Tenant"

THE ST. JOE COMPANY, a Florida corporation			, a

By:		By:

Name:		Name:

Its:	President	Its:	President

Date:		Date:

EXHIBIT C

CONSTRUCTION ADDENDUM

ATTACHED TO AND MADE A PART OF THE
LEASE DATED _________________, 2001 BETWEEN
THE ST. JOE COMPANY, AS LANDLORD,
AND
NEXTEL WIP LEASE CORPORATION, AS TENANT

ARTICLE I

CERTAIN DEFINITIONS

             For the purposes of this Exhibit (herein called the “Addendum”), unless the context otherwise requires, the following terms will have the respective meanings assigned to them in this Article I or the section or article referred to below:

             1.1        "Additional Premises" will have the meaning ascribed to the same in Section 1.1 of the Lease.

             1.2        “Allowance Amount” will have the meaning set forth in Section 5.2.

             1.3        “Base Building Architect” will mean Rolland, DelValle & Bradley, Inc., or such other firm which may hereafter be designated by Landlord and approved in writing by Tenant, in Tenant's reasonable discretion.

             1.4        “Base Building Plans” will mean the final, detailed working plans, specifications, drawings, and construction documents for the Base Building to be prepared and sealed by the Base Building Architect and approved in writing by Landlord, and (only to the extent necessary to obtain all requisite building and other permits) the City of Panama City Beach, Florida, as such Base Building Plans may be modified in accordance with this Addendum.

             1.5        “Base Building” will be that certain one-story building to contain approximately 67,414 square feet of rentable area, together with the Base Building Systems, grading, drainage, site work and related improvements to be built on the Land in accordance with the Base Building Plans, all Legal Requirements, and the provisions of this Addendum.

             1.6         “Base Building Systems” will mean with respect to the Base Building:   (a) the HVAC unit on the roof, the plumbing system, and the restrooms; (b) the electrical, telephone, telecommunication conduit, water, storm sewer and sanitary sewer utility systems and connections; (c) the sprinkler and fire protection systems; (d) the lighting systems in the restrooms; (e)  the ceiling system in the restrooms; (f) the paving and other improvements for pedestrian and vehicular access and vehicular parking, together with all equipment, machinery, shafts, flues, piping, wiring, panels and instrumentation and other appurtenances relating to any or all of the foregoing, all as more specifically set forth in the Base Building Plans.

             1.7        "Building" will mean the Base Building and the Leasehold Improvements relating to the Premises (but not the Leasehold Improvements relating to the Additional Premises).

             1.8        “Building Plans” will mean the Base Building Plans and the Leasehold Improvement Plans.

             1.9        “Building Work” will mean all construction work, services performed, or materials provided to the Property in connection with the construction of the Base Building.

             1.10      “Business Day” will mean any day other than a Saturday, Sunday, or legal holiday observed by Tenant.  Tenant will advise Landlord of its local holiday schedule and any changes thereto from time to time.

             1.11      “Construction Contract” will mean any construction contract and/or construction management agreement to be entered into by Landlord, as owner, for the construction and/or management of construction of all or any part of the Building and the other improvements called for in the Building Plans.

             1.12      "Construction Schedule" will mean the design and construction schedule attached to this Addendum as Schedule 3 and made a part hereof.

             1.13      “Early Occupancy Date” will mean the date 30 days prior to the date of Substantial Completion as such date of Substantial Completion is projected by Landlord in good faith.  On the Early Occupancy Date, the construction of the Building and the Leasehold Improvements relating to the Additional Premises will be completed to a degree which will allow the installation of Tenant's Lines (as defined in Section 4.5 hereof) without any undue delay or material adverse cost to Tenant; provided, however, that the Work in the Building and the Additional Premises may continue as of such date and such completion will not be deemed Substantial Completion (as defined in Section 1.33 hereof).  Prior to the installation of Tenant's Lines, Landlord, Tenant and their respective representatives, will walk through the Building and the Additional Premises to determine the condition of space within the Building and the Additional Premises as of such date.  Tenant will be responsible for all costs of repair of damage to the Building and the Additional Premises caused by Tenant, its employees, agents or contractors during the period between the Early Occupancy Date and the Term Commencement Date or the Effective Date (as defined in Section 1.1 of the Lease), as the case may be.

             1.14      “Excusable Delay” will mean any delay in Substantial Completion of the Building or the Leasehold Improvements relating to the Additional Premises due to strikes, lockouts, or other labor or industrial disturbance (other than on the part of employees of Landlord), civil disturbance, future order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure or delay in securing materials, supplies, or labor through ordinary sources by reason of shortages or priority or regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, unusually inclement weather, or any cause whatsoever beyond the reasonable control of Landlord, whether or not similar to any of the other causes hereinabove stated; provided, however, that for purposes of this definition, Landlord's or any other person's lack of funds will not be deemed to be a cause beyond the control of Landlord, and an Excusable Delay will be deemed to exist only so long as Landlord has timely identified the occurrence and nature of the delay in accordance with the provisions of Section 4.3 and exercises reasonable due diligence to remove or overcome it.

             1.15      “General Contractor” will mean the general contractor or construction manager selected by Landlord for the construction of the Base Building and the Leasehold Improvements.

             1.16      “Governmental Authority” will mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever of any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or hereafter in existence, which have jurisdiction over the Building and the Additional Premises.

             1.17      “Land” will mean that tract of real property situated in Bay  County, Florida, and being more particularly depicted  on Exhibit A-1 attached to the Lease.

             1.18      “Leasehold Contract” will mean the Construction Contract awarded for the construction of the Leasehold Improvements.

             1.19      “Leasehold Improvement Architect” will mean firm which may hereafter be designated by Landlord and approved in writing by Tenant, in Tenant's reasonable discretion.

             1.20      “Leasehold Improvement Cost” will mean the maximum cost of construction of the Leasehold Improvements as established pursuant to Section 2.4.

             1.21      “Leasehold Improvement Plans” will mean the final, detailed working plans, specifications, drawings, and construction documents for the Leasehold Improvements to be prepared and sealed by the Leasehold Improvement Architect and approved in writing by Landlord, Tenant, and (only to the extent necessary to obtain all requisite building and other permits) the appropriate Governmental Authority, as such Leasehold Improvement Plans may be modified in accordance with this Addendum.

             1.22      “Leasehold Improvements” will mean all leasehold improvements to be constructed and/or installed in the Premises and the Additional Premises, including all partitions, doors and hardware, wall coverings, painting, lighting systems, supplemental HVAC and electrical systems, ceiling systems, floor coverings, millwork and other tenant finish improvements (but specifically excluding the Base Building Systems and other improvements which are defined as part of the Base Building), all as more specifically set forth in the Leasehold Improvement Plans.   Leasehold Improvements will not include furniture, furnishings, office equipment, signs, artwork, trade fixtures, or special systems installed by Tenant that are in the nature of movable or removable fixtures or equipment.  Additionally, Leasehold Improvements will not include Tenant's Lines, any items installed at Tenant's request by General Contractor, or any other contractor, pursuant to a separate contract with Tenant, and not otherwise required to be installed in accordance with the Building Plans.

             1.23      “Leasehold Improvements Work” will mean all construction work, services performed, or materials provided to the Property in connection with the construction of the Leasehold Improvements.

             1.24      “Legal Requirements” will mean (a) any and all judicial decisions, orders, injunctions, writs, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Landlord, Tenant, the Property or the Project including, but not limited to, any of the aforesaid dealing with the design, construction, ownership, use, leasing, maintenance, service, operation, sale, exchange, or condition of real property, or zoning or environmental matters in effect as of the date of final approval of the Building Plans by the appropriate Governmental Authority,  (b) any and all loan documents, construction contracts, leases, declaration of covenants, conditions or restrictions, or other agreements (written or oral) and any and all insurance requirements, documents, or instruments relating to Landlord, Tenant, the Property or the Project to which Landlord, Tenant or the Property may be bound or encumbered, and (c) any and all covenants, restrictions, and easements for the Property or the Project as may be recorded by Landlord in its sole discretion.

             1.25      "Premises" will have the meaning ascribed to the same in Section 1.1 of the Lease and, for purposes of this Addendum, will specifically exclude the Additional Premises.

             1.26      “Permitted Exceptions” will mean only (a) those Title Exceptions as are listed in attached Schedule 1, (b) those easements (temporary and permanent) which are reasonably and customarily necessary to service or benefit the development, use, operation and ownership of the Building or the Additional Premises and that do not adversely affect the use or occupancy of the Building, the Additional Premises and Building Facilities by Tenant, and (c) such other Title Exceptions as may hereafter be approved in writing by Tenant.

             1.27      “Project” will mean the approximately 10.0 acre tract of real property, of which the Land, as defined in Section 1.16 above is a part, on which Landlord is developing a mixed use multiple building business and industrial park known as Beckrich Office Park, including the common drives, walkways, drainage facilities, and other improvements as generally depicted on the Master Development Plan for Beckrich Office Park, attached to and made a part of the Review Plans and Specifications attached to this Addendum as Schedule 2, all as such Beckrich Office Park business and industrial park may be developed, constructed or modified from time to time by Landlord in its sole discretion.

             1.28      “Projected Completion Date” will mean January 1, 2002 with respect to the completion of the Building, and March 31, 2002 with respect to the completion of the Leasehold Improvements for the Additional Premises.

             1.29      “Property” will mean the Building, the Additional Premises and the Land and all appurtenances thereto.

             1.30      “Punch List Items” will mean those items of construction, decoration, and mechanical adjustment relating to the Building or the Leasehold Improvements relating to the Additional Premises, as the case may be, which, individually or in the aggregate, are minor in character and do not materially interfere with Tenant's use or enjoyment of the Building or the Leasehold Improvements relating to the Additional Premises, as the case may be, and the appurtenances thereto and for which it may be reasonably anticipated that the completion will occur within 30 days after Substantial Completion, subject to extension for Excusable Delay. The Base Building Architect (as to the Base Building) and the Leasehold Improvement Architect (as to the Leasehold Improvements) will each prepare a schedule of Punch List Items upon Substantial Completion of each relevant portion of the Building or the Leasehold Improvements relating to the Additional Premises (i.e., a schedule of Punch List Items upon Substantial Completion of Building and a separate schedule of Punch List Items upon Substantial Completion of Leasehold Improvements of the Building), each such schedule to be reviewed and approved in writing by Landlord, Tenant, General Contractor and, as appropriate, the Base Building Architect and the Leasehold Improvement Architect.

             1.31      “Review Plans and Specifications” will mean the preliminary plans, drawings, and specifications for the Base Building (including the Base Building Systems) approved by Landlord and Tenant and more particularly described in Schedule 2 attached to this Addendum and made a part hereof.

             1.32      “Substantial Completion” or “Substantially Complete” will mean the completion by Landlord of the construction of the Building or the Leasehold Improvements for the Additional Premises, as the case may be, or relevant portion thereof, all as more specifically set forth in the Building Plans, including, but not limited to, the construction and installation of the Base Building Systems, in accordance with the Building Plans, all applicable Legal Requirements and this Addendum, in a good and workmanlike manner, and in accordance with good construction and engineering practices, free from known material defects (structural, mechanical, or otherwise) in design, workmanship, and materials, with new materials (unless otherwise specified in the Building Plans), and with the only additional construction to be effected being Punch List Items.  Without limiting the foregoing, “Substantial Completion” will not be deemed to have occurred until all of the following conditions have been satisfied (or waived in writing by Tenant):  (a) receipt of a Certificate of Substantial Completion by the Base Building Architect (as to the Base Building) and the Leasehold Improvement Architect (as to the Leasehold Improvements) on AIA Form G704 (or a substantially similar form) relating to the construction of the Building, or the Leasehold Improvements relating to the Additional Premises, or relevant portion thereof, as the case may be; (b) substantially all exterior work will have been performed (except as to Punch List Items) and all outside hoists have been removed from the Building; (c) the City, county or other Governmental Authority has conducted all inspections, and issued all certificates and approvals, necessary for legal occupancy of the Building or the Additional Premises or relevant portion thereof by Tenant, as the case may be (unless the failure to obtain any necessary certificate or approval is caused   by Tenant’s failure to complete the installation of Tenant's Lines); (d) Tenant, its employees, agents and invitees have ready access to, and parking adjacent to, the Building; and (e) all necessary utilities and plumbing are available in capacities not less than as set forth in the Building Plans. At Landlord's request, Tenant will execute and deliver to Landlord a written acknowledgment that Substantial Completion has occurred.  Acceptance of possession, use or occupancy of the Premises or the Additional Premises by Tenant will not be deemed to constitute a waiver of Landlord's duties, obligations or warranties expressly set forth in this Addendum or the Lease.

             1.33      “Tenant Delay” will mean any delay in Substantial Completion of the Building (or relevant portion thereof) or the Leasehold Improvements for the Additional Premises, as the case may be, which is due directly or indirectly to any act or omission of Tenant, its employees, agents, contractors, or subcontractors, including, without limitation, any changes to the Building Plans or in the Work made by or at the request of Tenant pursuant to Section 3.2, and any failure of Tenant or Tenant's Consultant to review and comment on, within the time frames set forth in this Addendum, any plans, drawings, specifications or other construction documents required by this Addendum to be submitted to Tenant or Tenant's Consultant by Landlord.  No Tenant Delay will be deemed to have occurred under this Addendum unless Landlord has identified the occurrence and nature of the delay in accordance with the provisions of Section 4.3.  There will be excluded from the number of days of Tenant Delays any days of delay which are caused by any act or omission of Landlord, its employees, agents, contractors or subcontractors (including, but not limited to, the Base Building Architect) and any Excusable Delays.  Landlord will have no obligation to attempt to mitigate, through expediting the prosecution of any Work or changing the scope of the Work or otherwise, the actual or presumed effects of a Tenant Delay on Landlord’s ability to achieve Substantial Completion; provided, however, that at Tenant’s request and with a written agreement by Tenant to pay any additional costs incurred by Landlord resulting therefrom, Landlord will use all reasonable efforts to accelerate the performance of the Work to mitigate the effects of any Tenant Delay.

             1.34      “Tenant's Consultant” will mean such individual or firm (if any) as is so designated by Tenant from time to time.

             1.35      “Tenant's Building Changes” will have the meaning set forth in Section 3.2.

             1.36      “Tenant's Cost” will have the meaning set forth in Section 5.2.

             1.37      “Tenant's Delay Damages” will have the meaning set forth in Section 6.1.

             1.38      "Tenant's Lines" will have the meaning set forth in Section 4.5.

             1.39      Term Commencement Date” will mean the date of Substantial Completion of the Building as accelerated one day for each day of Tenant Delay.

             1.40      “Title Exception” will mean any lien, mortgage, security interest, encumbrance, pledge, assignment, claim, charge, lease (surface, space, mineral, or otherwise), condition, restriction, option, conditional sale contract, right of first refusal, restrictive covenant, exception, easement (temporary or permanent), right-of-way, encroachment, overlap, or other outstanding claim, interest, estate, or equity of any nature whatsoever affecting or pertaining to the Property or any portion thereof.

             1.41      “Work” will mean the Building Work and the Leasehold Improvements Work.

             Additional defined terms may appear in other provisions of this Addendum and, if so, will have the respective meanings assigned to them. Capitalized terms not specifically defined in this Addendum will have the same meanings as ascribed thereto in the Lease.  The definition of a term or phrase in the singular will include and allow for a reference to such term or phrase in the plural or vice versa.

ARTICLE II

BUILDING PLANS AND
CONSTRUCTION CONTRACTS

             2.1        Preparation of Building Plans.

             (a)         Base Building Plans.  Landlord will cause the Base Building Architect to prepare (and, as appropriate, revise) site plans, concept plans, foundation and shell building construction documents and other plans, drawings, specifications and construction documents for the Base Building.  All such plans, drawings, specifications and other construction documents will be consistent in all material respects with the scope, design or general quality of the Base Building as reflected in the Review Plans and Specifications.  On or before May 24, 2001, all such plans, drawings, specifications and construction documents will be submitted to Tenant and Tenant’s Consultant (if any), not for Tenant’s approval, but only to allow Tenant to confirm that the same are consistent in all material respects with the scope, design or general quality of the Base Building as reflected in the Review Plans and Specifications, and Tenant may, by appropriate marking, provide specific indications of any non-compliance with the Review Plans and Specifications or any requested revisions (in which event the relevant plans, drawing, specifications or other construction documents will be revised by the Base Building Architect and resubmitted to Tenant on or before 10 Business Days after Landlord's receipt of Tenant's specific indications of any non-compliance or requested revisions, and the process repeated, until finally completed in full; provided, however, in no event will this process extend beyond June 30, 2001).  In no event will Tenant's requested revisions require or result in a material change in the scope, design or general quality of the Base Building as reflected in the Review Plans and Specifications, including, without limitation, any change in the rentable or useable floor area of the Base Building. Tenant will provide specific indications of any non-compliance with the Review Plans and Specifications or requested revisions to any items submitted pursuant to this subparagraph (a) no later than 5 Business Days after receipt by Tenant and Tenant’s Consultant (if any). The failure of Tenant to notify Landlord of any non-compliance or requested revisions within 5 Business Days after Tenant's receipt of such items will be deemed to be a lack of objection thereof by Tenant.

             (b)        Leasehold Improvement Plans. Landlord will cause the Leasehold Improvement Architect to prepare (and, as appropriate, revise) plans, drawings specifications and construction documents for the Leasehold Improvements.  In no event will any such plans, drawings, specifications and other construction documents require or result in a change in the scope, design or general quality of the Base Building as reflected in the Review Plans and Specifications and/or the Base Building Plans.  On or before August 1, 2001, all such plans, drawings, specifications and construction documents will be submitted to Tenant and Tenant will, by appropriate marking, either approve the same or provide specific indications of rejections and requested revisions (in which event the relevant plans, drawings, specifications or other construction documents will be revised by the Leasehold Improvement Architect and resubmitted to Tenant on or before 10 Business Days after Landlord's receipt of Tenant's specific indications of rejections or requested revisions, and the process repeated, until finally approved in full; provided, however, in no event will this process extend beyond August 26, 2001).  Notwithstanding the generality of the foregoing, in no event will Tenant have any right to reject or request any revision to any plans, drawings, specifications or other construction documents for the Leasehold Improvements if the same would (i) require or result in a change in the scope, design or general quality of the Base Building as reflected in the Review Plans and Specifications and/or the Building Plans, (ii) have an adverse impact on the Base Building Systems, (iii) have an adverse impact on the exterior appearance of the Building or the Additional Premises, or (iv) have an adverse impact on the appearance or functionality of any common areas located on a floor where the Tenant does not lease the entire floor. Tenant will approve or provide specific indications of rejections and requested revisions to any items submitted (or resubmitted) pursuant to this subparagraph (b) no later than 5 Business Days after receipt by Tenant. The failure of Tenant to notify Landlord of approval or disapproval of the items submitted to Tenant under this subsection (b) within 5 Business Days after Tenant's receipt of such items will be deemed to be an approval thereof by Tenant, and to the extent appropriate, incorporated in the Work.

             (c)         Final Plans and Specifications.  Upon final approval by Landlord andTenant of the plans, drawings, specifications, and construction documents for the Building and the Leasehold Improvements for the Additional Premises, whether actual or deemed as set forth in this Section 2.1, two sets thereof will be initialed by, and delivered to, Landlord and Tenant to reflect their applicability to the Lease and same will become a part of the Building Plans.

             (d)        Cooperation.  Notwithstanding anything contained in this Section 2.1 to the contrary, it is the intent of Landlord and Tenant to proceed as quickly as reasonably possible to resolve any issues regarding the consistency of the proposed Building Plans with the Review Plans and Specifications and finalize the Building Plans, and Landlord and Tenant agree to fully cooperate with each other in an effort to accelerate the completion and finalization of the Building Plans.

             2.2        Effect of Approval.  To the extent that Tenant’s approval or consent is required or contemplated hereunder, approval by Tenant (whether actual or deemed) will (a) be non-technical approval of design, materials, and equipment, (b) not be deemed to mean approval of structural capacity of the Base Building or the Base Building Systems, size of ducts and piping, adequacy of electrical wiring, system/equipment capacities and, without limitation, other technical matters, (c) not relieve Landlord of responsibility for proper and adequate design of the Base Building or construction of the Building or the Leasehold Improvements relating to the Additional Premises, and (d) not be deemed approval by Tenant of any extension of the period in which Landlord is to Substantially Complete construction of the Building or the Leasehold Improvements relating to the Additional Premises, as provided in the Lease.  Provided however, Tenant will promptly notify Landlord of any defects or problems in the Building Plans and the construction of the Building or the Leasehold Improvements for the Additional Premises to the extent that Tenant has actual knowledge thereof.  In addition, where Tenant contemplates installation of Leasehold Improvements, trade fixtures, or equipment which are not specifically identified in the Review Plans and Specifications, and which require structural, electrical or mechanical capacity in excess of such capacity as shown in the Review Plans and Specifications, Tenant will be obligated to advise Landlord of such requirements and request appropriate modification to the Base Building Plans as otherwise provided for in this Addendum.  Landlord will ensure that the structure and detail of the utilities and the mechanical, electrical and other Base Building Systems meet all applicable Legal Requirements and the Building Plans and that all of the Work satisfies all Legal Requirements.  Landlord will obtain from General Contractor, and Landlord will use its reasonable efforts to obtain from the Base Building Architect, the Leasehold Improvement Architect, and any electrical, mechanical or structural engineer providing services for the design or construction of the Building and the Leasehold Improvements relating to the Additional Premises, warranties and guarantees, in a form acceptable to Landlord, in Landlord's reasonable discretion, as to the sufficiency and adequacy of the construction of the Base Building, the Base Building Systems and the Leasehold Improvements.  Landlord will obtain from the Base Building Architect and the Leasehold Improvement Architect, certificates, in a form acceptable to Landlord, in Landlord's reasonable discretion, as to the sufficiency and adequacy of the design of the Base Building, the Base Building Systems and the Leasehold Improvements.

             2.3        Construction Contract for Base Building.  Landlord may solicit bids for or enter into on a negotiated basis Construction Contracts for the construction of the Base Building, as determined by Landlord.

             2.4        Construction Contract for Leasehold Improvements.  Landlord will solicit a bid from General Contractor) for the construction of the Leasehold Improvements, and any changes thereto, for each of the following components of the Leasehold Improvements:  HVAC; electrical; drywall; and plumbing/mechanical.  Promptly after receipt of the bid, Landlord and Tenant will establish the Leasehold Improvement Cost.  The Leasehold Improvement Cost will only include “general conditions” cost items as the same will be addressed in the Construction Contract for the Base Building for the period of time which occurs after Substantial Completion of the Building, or the Leasehold Improvements relating to the Additional Premises, as the case may be, or which require special general conditions related specifically to the nature of the Leasehold Improvement Work.  Landlord will have the right in Landlord's sole discretion to elect as to whether the Leasehold Contract will be awarded on a guaranteed maximum cost basis or on a lump sum basis.  In the event the established Leasehold Improvement Cost exceeds the Allowance Amount, Tenant, at its option, will have the right to have the Leasehold Improvements redesigned, in a manner reasonably acceptable to Landlord, so as to lower the Leasehold Improvement Cost, and have the project renegotiated, with General Contractor to re-establish the Leasehold Improvement Cost; provided, however, that if any such redesign causes changes in materials or other Construction Schedule impacts or is the cause of a delay in obtaining a building permit beyond the applicable deadline date set forth in the Construction Schedule, then such delay will constitute a Tenant Delay. Notwithstanding the foregoing, Landlord and Tenant acknowledge that, by mutual agreement of Landlord and Tenant, negotiated contracts may be let as to certain aspects of the development and construction of the Leasehold Improvements and, accordingly, the Leasehold Improvement Cost may be established as a negotiated amount.  To the extent practical and possible, Landlord will give to Tenant and Tenant's Consultant (if any) 5 days' prior notice of any pre-bid conferences with General Contractor and will permit Tenant and Tenant's Consultant (if any) to attend such meetings for purposes of clarifying the scope of work and the levels of craftsmanship which will be acceptable for the Leasehold Improvements.

ARTICLE III

CHANGES IN BUILDING
PLANS AND COST OF CHANGES

             3.1        Changes to the Building Plans by Landlord.  Landlord will not make, or permit to be made, any material changes or any other changes which would materially and adversely affect Tenant's use or enjoyment of the Premises or the Additional Premises in the Building Plans or approve or acquiesce in any material deviations from the Building Plans without the prior written consent of Tenant, except as may be required to comply with Legal Requirements or to correct construction defects or hazardous conditions.  From time to time, Landlord may request, by submitting an analysis of the additional cost or savings and change, if any, in the Substantial Completion date, that Tenant approve any such changes in the Building Plans, or to the work already installed prior to Substantial Completion.  If Tenant should fail to approve in writing such change requested by Landlord within 10 Business Days following receipt thereof, the same will be disapproved in all respects by Tenant, and Landlord will not be authorized to make such requested change.  Landlord will be solely liable and obligated to pay all costs, expenses and changes relating to or resulting from any changes to the Building Plans requested by Landlord. No change in the Building Plans requested by Landlord (whether or not approved by Tenant) will be the basis of any Tenant Delay.

             3.2        Changes to the Building Plans by Tenant.  From time to time after Tenant has reviewed the Base Building Plans and approved the Leasehold Improvement Plans, Tenant may request Landlord to make changes in the Building Plans or to the Work already installed prior to Substantial Completion.  Any changes to the Building Plans so requested by Tenant (herein referred to as “Tenant's Building Changes”) will be subject to Landlord's prior written approval, which will not be unreasonably withheld; provided, however, that such approval may be withheld in Landlord’s sole discretion if such proposed change requires or results in a change in the scope, design, general quality or rentable area of the Base Building or a delay in the Substantial Completion of the Building or the Leasehold Improvements relating to the Additional Premises, as the case may be.  Landlord will, within 20 Business Days following receipt of Tenant's proposed changes, deliver to Tenant (a) a statement of the estimated change, if any, in the cost of construction of the Building or the Leasehold Improvements for the Additional Premises, as the case may be (the “Building Cost”) in connection with such Tenant's Building Changes as above provided, and (b) an estimate of the period of time, if any, that such Tenant's Building Changes will delay the Substantial Completion of the Building or the Leasehold Improvements for the Additional Premises, as the case may be.  In the case of Tenant's Building Changes requested prior to the awarding of a Construction Contract for the subject work, Landlord's statement of estimated change in the Building Cost will be based on a good faith estimate of such costs by Landlord and, in the case of Tenant's Building Changes requested after the awarding of a Construction Contract for the subject work, the statement of estimated change in Building Cost will be based on the proposed change order to the Construction Contract to be issued and approved by Landlord for such Tenant's Building Changes.  If Tenant fails to approve in writing Landlord's submission within 10 Business Days following receipt thereof, the same will be deemed disapproved in all respects by Tenant, and Landlord will not be authorized to make the change.  If Tenant approves in writing the statement of cost and the delay in Substantial Completion as submitted by Landlord, Landlord will promptly cause the Building Plans to be modified to provide for such change and will submit such modified Building Plans to Tenant.

             3.3        Accounting for Changes.  During the construction of the Work, Landlord will cause to be submitted to Tenant and Tenant's Consultant monthly progress reports prepared by General Contractor, and approved by the Base Building Architect and the Leasehold Improvement Architect as to the Building Work and the Leasehold Improvements Work, respectively, specifying any change in the estimated date of Substantial Completion, and showing the progress of the Work, and, as to those items for which the cost is the responsibility of Tenant, the amount of estimated costs and/or savings attributable to any approved changes or delay of any kind including Tenant Delay.  Landlord will submit to Tenant such accounts, records, invoices, and evidences of payment as Tenant may reasonably request to evidence the costs or savings as to those items for which the cost is the responsibility of Tenant or for which the savings will benefit Tenant.  Within 30 days after Substantial Completion, an analysis will be completed to determine the sum total of additional charges due to Landlord (after crediting savings and, to the extent applicable, the Allowance Amount) by reason solely of Tenant's Building Changes or Tenant Delay.  If an amount is due to Landlord after crediting savings and, to the extent applicable, the Allowance Amount, and after submission to and approval by Tenant of such accounts, records, invoices, and evidence of payments as Tenant may reasonably request, such amount (plus interest accrued thereon at an agreed rate of the then “prime rate” as published in The Wall Street Journal  plus 2% interest per annum from the date of Landlord's payment), to the extent not added to the Base Rent as provided in Section 5.2 of this Addendum, will be paid in cash by Tenant to Landlord within 30 days after the analysis and determination have been completed.  Tenant will be obligated to pay the fees (including, but not limited to, the fees of the Base Building Architect, the Leasehold Improvement Architect, and other professionals engaged and utilized by the Landlord), expenses, and charges of Landlord and all contractors, subcontractors, suppliers, materialmen, and laborers to the extent, but only to the extent, that such fees, expenses, and charges are directly or indirectly incurred as a result of Tenant's Building Changes or Tenant Delay and, to the extent the same relate to the Leasehold Improvements, only to the extent the same cause the Leasehold Improvement Cost to exceed the Allowance Amount.

ARTICLE IV

CONSTRUCTION OF THE BUILDING

             4.1        Performance.  Landlord will cause to be furnished, installed, and performed completely all of the Work for the construction and completion of the Building and  the Leasehold Improvements for the Additional Premises as shown on and in accordance with the Building Plans, as modified by approved changes as provided in Article III.  Landlord will be fully responsible for all matters that must be accomplished to complete the Work in accordance with the provisions of this Addendum including, without limitation, filing plans and other required documentation with the proper Governmental Authority, securing all necessary permits, supervising all details of the Work, and promptly removing or otherwise handling to Tenant's reasonable satisfaction all mechanics', materialmen's and like liens from the public record by payment or surety bond. Landlord will cause all construction on or in the Building and the Leasehold Improvements for the Additional Premises to be performed in accordance with all applicable Legal Requirements in a good and workmanlike manner and in accordance with good construction and engineering practices, free from material defects (structural, mechanical, or otherwise) in design, workmanship, and materials, and with new materials (unless otherwise specified in the Building Plans), all as more specifically set forth in the Building Plans, excluding any items installed at Tenant's request by General Contractor, or any other contractor, pursuant to a separate contract with Tenant, and not otherwise required to be installed in accordance with the Building Plans.

             4.2        Non-Liability of Tenant.  Subject to the terms and conditions of Sections 4.4 and 4.5, Tenant will not be liable for any injury, loss, or damage to any person (including, but not limited to, death) or property on or about the Property during construction, unless caused by Tenant, its employees, agents,  contractors  or invitees, and Landlord will indemnify and save Tenant harmless against and from any such liability, and any costs or charges (including, without limitation, reasonable attorneys' fees and court costs) which Tenant may incur on account of such injury, loss, or damage.

             4.3        Information; Monthly Report.  During the period prior to the Term Commencement Date (and, with respect to the Additional Premises, prior to the Effective Date), Landlord will provide all reasonable cooperation to keep Tenant informed as to material aspects pertaining to the design, construction, use, maintenance, operation, service, or insurance of the Building and the Additional Premises.  Accordingly, upon written request, Landlord will furnish Tenant's Designated Representative (as defined below) with copies of all progress reports, correspondence, or other  information as may be material and pertinent to the Property, other than internal communications or confidential matters between Landlord and its attorneys or accountants and materials and information relating to the cost of the Building and the Leasehold Improvements relating to the Additional Premises (except to the extent the same relate to cost items which are the responsibility of Tenant). Tenant's Designated Representative and Tenant’s Consultant (if any) will have the right to attend scheduled meetings material to the interest of Tenant as may be held with respect to the Property between Landlord, General Contractor, the Base Building Architect, the Leasehold Improvement Architect, and any other outside person or firm (other than Landlord's attorneys or accountants) furnishing materials, services, or labor to or with respect to the Property. Landlord agrees to make a good faith effort to provide Tenant with reasonable prior notice of any scheduled meetings material to the interest of Tenant, but will not be obligated to attempt to schedule any such meetings to accommodate Tenant’s availability or convenience.  Furthermore, Tenant’s failure to timely attend any such scheduled meetings will not constitute a basis for any claim by Tenant that Landlord has violated the foregoing provisions.  Prior to the Term Commencement Date (and, with respect to the Additional Premises, prior to the Effective Date), Landlord and its construction team will meet no less frequently than once each month to discuss and analyze the progress of construction and Landlord will prepare and deliver to Tenant a written report (which may be in the form of the minutes of the meeting) (a “Construction Meeting Report”) summarizing the material items discussed at such meeting and the effect of such items, if any, on the Construction Schedule.  Each Construction Meeting Report will specifically identify any event or condition which would constitute an Excusable Delay or a Tenant Delay (and any incurred cost directly or indirectly resulting from a Tenant Delay) which has occurred since issuance of the immediately prior Construction Meeting Report.

             4.4        General Access.  Landlord will afford Tenant, its employees, and its representatives regular access during normal business hours to the Land and the Building and the Additional Premises, all materials thereon and therein, and all Work being performed thereon and therein; provided, however, that in exercising such right of access, Tenant and its employees and representatives will comply with all Legal Requirements (including, but not limited to, OSHA safety regulations and standards) and will coordinate such access with General Contractor. Tenant will be required to provide at least 24 hours prior notice to General Contractor for the purpose of coordinating Tenant’s entry onto the Property with Work then in progress.  Tenant acknowledges that its ability to gain entry to the Property occasionally may be limited or restricted due to the particular stage of Work then in progress and Tenant will at all times be accompanied by a representative of Landlord except during periods in which Tenant, its employees and representatives are engaged in the installation of Tenant's equipment and other property as provided in Section 4.5. Tenant indemnifies and agrees to hold harmless Landlord, General Contractor from and against any and all claims arising from, or claimed to arise from, any negligence, act or failure to act, of Tenant, its employees, representatives, and invitees while on the Land or the Project, or in the Building  or the Additional Premises prior to the Term Commencement Date (and prior to the Effective Date with respect to the Additional Premises), or for any other reason whatsoever arising out of Tenant's access to or being on the Land or in the Building or the Additional Premises prior to the Term Commencement Date or the Effective Date, as the case may be. Tenant’s indemnification obligation pursuant to the provisions of this Section 4.4 will survive and continue in full force and effect after the Term Commencement Date and the expiration or termination of the Lease (regardless of how same may occur).

             4.5        Installation of Tenant's Lines; Early Occupancy.  At such time as the Building or the Additional Premises, as the case may be, shall be in a state suitable for the commencement of the installation of Tenant's Lines (as defined below) (as reasonably determined by Landlord in good faith), which in any event will be no later than the Early Occupancy Date, Tenant and its employees, agents, contractors, and subcontractors may enter upon the Property for the purpose of installing and arranging Tenant's electrical and telecommunications cabling (Tenant's Lines”).  In exercising such right of access, Tenant and its employees, agents, contractors and subcontractors will comply with all reasonable standards and regulations established by Landlord and will coordinate their efforts with General Contractor to insure timely completion of all Work in the Building and the Additional Premises, and maintenance of the Property in a safe condition.  During performance of any such work, Tenant's employees, agents, contractors and subcontractors will also coordinate with Landlord the delivery, storage, movement and installation of Tenant's Lines.  Any work performed by Tenant's employees, agents, contractors or subcontractors will be conducted in such manner so as to maintain harmonious labor relations and not to interfere with or delay General Contractor or Landlord's construction of the Building, the Leasehold Improvements relating to the Additional Premises or any other improvements to the Property.  Landlord will provide Tenant's employees, agents, contractors and subcontractors with reasonable access to the Building, the Premises and the Additional Premises for the purpose of making inspections and taking measurements in advance of the period for the installation of Tenant's Lines; provided that the construction of the Building and the Leasehold Improvements relating to the Additional Premises will have reached a point in Landlord's reasonable judgment such that Landlord will not be unreasonably delayed or hampered in the completion thereof by permitting such early access.  In connection with the access permitted under this Section 4.5, Tenant covenants (i) to cease immediately upon request by Landlord any activity or work during any period which, in Landlord's reasonable judgment, will unreasonably interfere with or delay Landlord's prosecution or completion of the Building, the Additional Premises or any other improvements to the Property, or in the Landlord’s or General Contractor’s reasonable judgement will create any unsafe condition at the Property (ii) that such access will be at the sole risk of Tenant and will be deemed to be a license, (iii) that prior to exercising such right, Tenant will deliver to Landlord the certificates of insurance evidencing such insurance as is required by Landlord, in Landlord's reasonable discretion, including public liability, property damage and worker's compensation to protect Landlord, General Contractor and Tenant during the period of Tenant's access, and (iv) that Tenant indemnifies and agrees to hold harmless Landlord and General Contractor from and against any and all claims arising from, or claimed to arise from, or out of the performance of any work by or on behalf of Tenant on or in the Property other than by Landlord or Landlord's contractors, agents, employees or representatives, or which may arise by reason of any matter collateral thereto, and from and against any and all claims arising from, or claimed to arise from, any negligence, act or failure to act, of Tenant, its contractors, subcontractors, decorators, servants, agents  employees or invitees, or for any other reason whatsoever arising out of Tenant's access to the Property or being in the Premises, or the Additional Premises or in connection with the work to be performed by or for Tenant by anyone other than Landlord or Landlord's contractors, agents, employees or representatives. Tenant’s indemnification obligation pursuant to the provisions of this Section 4.5 will survive and continue in full force and effect after the Term Commencement Date and the expiration or termination of the Lease (regardless of how same may occur). Tenant or Tenant's contractors will carry comprehensive general insurance, which will include coverage of the foregoing contractual liability. Tenant will not permit any mechanic's or materialmen's lien to be placed upon the Property caused by or resulting from any work performed, materials furnished or obligation incurred in connection with the installation of Tenant's Lines and, in the case of the filing of any such lien Tenant will promptly pay same or bond around such claims to the satisfaction of Landlord, in Landlord's reasonable discretion.

             4.6        No Assumption of Responsibility.  Except as otherwise expressly provided herein, neither the exercise nor the failure to exercise by Tenant or its representatives of any right afforded Tenant under this Addendum (including specifically, but without limitation, the exercise or the failure to exercise of a right to review, comment upon, approve, or disapprove documents, plans, specifications, drawings, or other matters, or the performance by Landlord) or the failure by Tenant to insist upon the performance by Landlord of any obligation imposed upon Landlord under this Addendum, will (a) impose upon Tenant, or be deemed to be an assumption by Tenant, of any obligation or liability with respect to the construction, operating, or insurance of the Building, the Leasehold Improvements relating to the Additional Premises, or the design of the Base Building, or (b) constitute or be deemed to constitute acquiescence by Tenant to any act or failure to act on the part of Landlord which is in conflict with any provision of this Addendum.

             4.7        Designated Representatives.  Landlord and Tenant each hereby appoint a representative (each a “Designated Representative”), and in the event that a Designated Representative is unavailable for any reason whatsoever, an alternative representative (each an “Alternative Representative”), to make timely binding decisions on design, development and construction matters (but not other matters) relating to the Building and the Leasehold Improvements.  The Designated Representatives are:

Landlord	xxx
Tenant	xxx

The Alternative Representatives are:
Landlord	xxx
Tenant	xxx

At any time and from time to time hereafter, Landlord and Tenant will each have the right to appoint a successor or substitute Designated Representative and/or Alternative Representative to act on behalf of such party, each such appointment to be effected by delivering 10 days' prior written notice to the other party hereto in accordance with the terms and provisions of Section 12.4 of the Lease. Any action which may be taken by a Designated Representative may also be taken by an Alternative Representative and any party may rely thereon as if such action had been taken by the Designated Representative and such party will have no duty to inquire why the Designated Representative was unavailable to act.

ARTICLE V

COST OBLIGATIONS

             5.1        Landlord's Cost.  Except as otherwise specifically provided in Article III or in Section 5.2, Landlord will be liable and obligated to pay for all costs of preparation of the Base Building Plans, the Leasehold Improvement Plans, and all costs of developing and constructing the Base Building, including, but not limited to, all labor and materials.  In addition, to the extent provided in Section 5.2 and except as otherwise specifically provided in Article III, Landlord will be obligated to fund the cost of developing and constructing the Leasehold Improvements, and for all costs of developing and constructing the Leasehold Improvements in excess of the established Leasehold Improvement Cost (unless such increase is a direct result of Tenant Delay or Tenant's Changes to the Leasehold Improvement Plans or the Leasehold Improvements Work as provided in Article III).

             5.2        Tenant's Cost.  Tenant will be liable for and obligated to pay the cost of any increase in Landlord’s costs of developing and constructing the Base Building resulting directly from Tenant Delay.  Tenant also will be liable for and obligated to pay the cost of constructing and completing the Leasehold Improvements, including, without limitation, labor and materials (“Tenant’s Cost”); provided, however, that, Tenant’s Cost will in no event exceed the Leasehold Improvement Cost (unless such increase is a direct result of Tenant Delay or Tenant’s changes to the Leasehold Improvement Plans or the Leasehold Improvements Work as provided in Article III); and provided further that Tenant will be entitled to receive, and Landlord will be obligated to pay, an amount equal to *** times the number of square feet of rentable area contained in the Premises and the Additional Premises (the “Allowance Amount”). In the event Tenant’s Cost is less than the Allowance Amount, Tenant will have the right to apply the difference as an offset against the first rents due under the Lease.  In the event that Tenant’s Cost exceeds the Allowance Amount and/or charges are to be paid by Tenant as a result of Tenant’s Building Changes as provided in Article III, then up to an aggregate amount equal to the product of *** multiplied by the number of square feet of rentable area contained in the Premises and the Additional Premises (“Excess Improvements Amortization Limit”), Tenant will pay the excess amount to Landlord either (i) in a lump sum payment due within the times established in Section 3.3 of this Addendum, or (ii) in equal amortized monthly installments over 120 months at an annual interest rate of 12%, with such monthly installments being added to the Base Rent due and payable over the Term, as Tenant will elect. Any Tenant’s Cost in excess the  Allowance Amount  plus the Excess Improvements Amortization Limit,  i.e. in excess of an aggregate cost of *** times the number of square feet of rentable area contained in the Premises and the Additional Premises, will be paid by Tenant to Landlord in a lump sum payment due within the times established in 3.3 of this Addendum.  Landlord will use its reasonable and good faith efforts to obtain and credit against the cost of completion and construction of the Leasehold Improvements all discounts, commissions, and rebates offered by any contractor or subcontractor.  In accordance with the other terms and provisions of this Addendum, Landlord will provide to Tenant and Tenant's Consultant during normal business hours full and complete access to all books, records, and accounts to verify the amount of costs for the construction and completion of the Leasehold Improvements.

ARTICLE VI

SCHEDULE FOR CONSTRUCTION

             6.1        Time to Complete.  Time is of the essence to this Addendum.  Landlord will cause the construction of the Building and the Leasehold Improvements relating to the Additional Premises in accordance with the Building Plans, all applicable Legal Requirements, and the provisions of this Addendum with reasonable diligence, which requires Landlord to Substantially Complete (a) the Building and the Leasehold Improvements relating to the Additional Premises on or before the Projected Completion Date, as extended by Excusable Delays and/or Tenant Delays, in which case the Projected Completion Date, if adversely affected by Excusable Delay and/or Tenant Delay, will be extended by one day for each day of such Excusable Delay and/or Tenant Delay. If the Building or the Leasehold Improvements for the Additional Premises, as the case may be, will not be Substantially Complete on or before the date 30 days after the  Projected Completion Date, as extended by Tenant Delay and/or Excusable Delay, (the “Late Date”), Landlord will then be liable to Tenant for damages (“Tenant's Delay Damages”) as provided below. Tenant’s Delay Damages will not exceed the lesser of actual cost incurred by Tenant or the product of $2,000.00 multiplied by the number of days in the late period. Tenant's actual damages for late Substantial Completion of the Building or the Leasehold Improvements for the Additional Premises are difficult and impractical to ascertain, and the Tenant's Delay Damages are intended to be reasonable estimates for the amounts of damages that Tenant will suffer by reason of Landlord's delay in completing the Building or the Leasehold Improvements for the Additional Premises.  Tenant will provide Landlord, from time to time, and in any event not later than 10 days after the Term Commencement Date (and, with respect to the Additional Premises, not later than 10 days after the Effective Date), with a written statement specifying the nature and amount of Tenant’s Delay Damage claimed by Tenant.  Landlord will first credit the amount of unpaid Tenant's Delay Damages, if any, against the amount of the charges, if any, owed by Tenant for Tenant Building Changes or Tenant Delay or Tenant’s Cost, and the balance remaining, if any, will, within 30 days of receipt of Tenant’s statement, be paid in cash by Landlord to Tenant; provided, however, that if Landlord contests Tenant’s claim for Tenant’s Delay Damages, then Tenant’s ability to claim such offset (and Tenant’s corresponding obligation to pay the charges which would be subject to offset) will be postponed until a final adjudication is reached with respect to such claim.  If any Tenant’s Delay Damages are not paid to Tenant when due, Tenant will have the right to apply such due amount as an offset against the rent due under the Lease.  Except in those circumstances under which Tenant will be entitled to terminate the Lease as provided in Section 6.2 of this Addendum, the payment to Tenant by Landlord of Tenant's Delay Damages will constitute Tenant's sole remedy for Landlord's failure to timely Substantially Complete the Building or the Leasehold Improvements relating to the Additional Premises. Tenant’s Delay Damages relate solely to the late Substantial Completion of the Building and the Leasehold Improvements relating to the Additional Premises and are not intended to limit or define Tenant’s damages or other rights and remedies for any default by Landlord in the performance of its other obligations under this Addendum or the Lease.

             6.2        Outside Date for Date of Substantial Completion.  Notwithstanding anything to the contrary herein contained, if Substantial Completion of the Building has not occurred by a date 60 days after the Projected Completion Date for the Building, as extended by both Tenant Delay and Excusable Delay (the “Outside Date”), Tenant may terminate the Lease by giving written notice of such election to Landlord, on or before the date 30 days following the Outside Date in which event  the parties will have no further obligations and liabilities under this Lease except for such obligations and liabilities which specifically survive the termination of the Lease and except, further, that Landlord will be liable for, and within 30 days after the date of Tenant's notice of election to terminate will pay to Tenant, all unpaid Tenant’s Delay Damages relating to the Building which have accrued through the Outside Date. The payment by Landlord to Tenant of Tenant's Delay Damages relating to the Building will constitute Tenant's sole remedy for Landlord's failure to timely Substantially Complete the Building and the termination of the Lease.

ARTICLE VII

LEASE

             7.1        Term Commencement Date. The Term of the Lease will commence upon the Term Commencement Date.  On the Term Commencement Date, Landlord agrees that: (a) Landlord will deliver possession of the Premises, free of all leases, tenancies, occupants, construction lien claims not discharged or transferred to security within 10  days of the filing thereof, and material defects in material and workmanship; (b) the Building will be in compliance with all Legal Requirements other than as may be applied due solely to a special use by Tenant; (c) the Property will not be subject to any Title Exceptions except Permitted Exceptions; and (d) Landlord will satisfy all those obligations imposed upon Landlord by the provisions of the Lease which are required to be complied with prior to the commencement of the Term of the Lease.

ARTICLE VIII

GENERAL COVENANTS OF LANDLORD

             8.1        Insurance.  Landlord will obtain and maintain or will require General Contractor to obtain and maintain, from the date hereof until the Term Commencement Date (and, with respect to the Additional Premises, until the Effective Date), at no cost to Tenant, builder's risk insurance, automobile liability insurance and comprehensive general liability insurance against liability for bodily injury and death and property damage, in reasonable and customary amounts and forms.  Landlord will also provide or cause to be provided and kept in force workers' compensation coverage with statutory benefits covering employees of General Contractor and with such endorsements as may be reasonably requested by Tenant.  Landlord will deliver to Tenant, promptly as same are issued, true and complete copies or certificates of all policies of insurance, together with all subsequent endorsements thereto, as are required to be obtained and maintained by Landlord pursuant to the terms hereof. Any insurance required by the terms of this Section 8.1 to be carried by Landlord may be under a blanket policy (or policies) covering other properties of Landlord and/or its affiliates; provided, however that Landlord will procure and deliver to Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder.

Schedule 1

(Schedule of Permitted Encumbrances)

Schedule 2

(Review Plans and Specifications)

Schedule 3

(Construction Schedule)

EXHIBIT D

RULES AND REGULATIONS

Capitalized terms not specifically defined in this Exhibit will have the same meanings as ascribed thereto in the Lease.

1.	Tenant will not install or operate any machinery or apparatus other than usual small business machines without specific written approval of Landlord. No article deemed hazardous because of flammability and no explosive or other articles of an intrinsically hazardous nature will be brought into the Building.

2.	No additional locks or similar devices will be placed upon doors of the Premises and no locks will be changed except with written consent of Landlord. Such consent of Landlord will not be unreasonably withheld. Upon termination of the Lease, Tenant will surrender to Landlord all keys to the Premises.

3.	Tenant will be permitted to move furniture and office furnishings into or out of the Building at its own risk. Any damage caused to the Premises or Building will be repaired at the expense of Tenant.
4.	Provided Landlord is required to furnish janitorial services, no person will be employed by Tenant to do janitorial work in the Premises, and no persons other than the janitors for the Building will clean the Premises, unless Landlord will first give its written consent. Any person employed by Tenant with Landlord's consent to do janitorial work will, while in the Premises and Building, be subject to and under the control and direction of Landlord, but will not be considered the agent or servant of Landlord.

5.	Window coverings other than building standard, either inside or outside the windows, may not be installed without Landlord's prior written consent and must be furnished, installed and maintained at the expense of Tenant and at Tenant's risk, and must be of such shape, color, material, quality and design as may be prescribed by Landlord.

6.	If Tenant desires additional telecommunications connections, or the installation of any other electrical wiring, Landlord will, upon receiving a written request from Tenant and at Tenant's expense, direct the electricians as to where and how the wires are to be introduced and run, and without such direction no boring, cutting or installation of wires will be permitted. Tenant will not install or erect any satellite dish, antennae, aerial wires or any other equipment inside or outside the Premises and Building without in every instance obtaining prior written approval from Landlord.

7.	The sidewalks, entrances, passages, courts, corridors, vestibules, halls, stairways and elevators (if any) in or about the Premises and Building will not be obstructed or used for storage or for any purpose other than ingress and egress by Tenant.

8.	Tenant will not create or maintain a nuisance in the Premises nor make or permit any noise or odor or use or operate any electrical or electronic devices that emit loud sounds, air waves, or odors, that are objectionable to other tenants of this Building or any adjoining building or premises; nor will the Premises be used for lodging or sleeping or for any immoral or illegal purpose that will violate any law, damage the Premises, or injure the reputation of the Building or the Property.

9.	Tenant and its occupants will observe and obey all parking and traffic regulations from time to time imposed by Landlord on the Premises, the Building or the Property. Landlord in all cases reserves the right to designate "no parking" zones, traffic right-of-ways and general parking area procedures. Failure of Tenant to comply with parking regulations will constitute an event of default under the Lease. Landlord may institute such measures for proper parking as are necessitated by conditions existing at a particular time; including but not limited to towing, impounding and/or tagging of improperly parked vehicles, and instituting a control system to insure only properly authorized vehicles are parking in assigned areas.

10.	Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers from the Building and the Property as deemed necessary and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building or the Property. Landlord will exercise its best judgement in executing such control but will not be held liable for granting or refusing such access.

11.	Any sign, letter, picture, notice, advertisement or the like installed within the Premises, which is visible from outside the Premises, will be installed in such manner and be of such character and style as Landlord will approve in writing. No sign, lettering, picture, notice, advertisement or the like will be placed on any outside window or in a position to be visible from outside the Building without prior written approval of Landlord.

12.	Tenant will not use the name of the Building or the Property for any purpose other than that of the business address of Tenant, and will not use any picture or likeness of the Building or the Property in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

13.	No animals, pets, bicycles or skateboards or other vehicles will be brought or permitted to be in the Premises or the Building.
14.	Tenant will not make any room-to-room canvass to solicit business from other Tenants of the Building or the Property.

15.	Tenant will not waste electricity, water or air conditioning, and will cooperate fully with Landlord to assure the most effective and efficient operation of the Building. Tenant will not adjust any common controls other than room thermostats installed for specific use. Tenant will not tie, wedge, or otherwise fasten open any water faucet or outlet. Tenant will keep all common corridor doors closed.

16.	Tenant assumes full responsibility for protecting the Premises from theft, robbery, pilferage and other crimes. Except during Tenant's normal business hours, Tenant will not prop open any common doors to the Building, and will be liable for any loss caused by negligence thereto.

17.	Tenant will not overload any floor and will not install any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof. Safes, furniture, equipment, machines and other large or bulky articles will be brought through the Building and into and out of the Premises at such times and in such manner as Landlord will direct and at Tenant's sole risk and responsibility.

18.	Tenant, its employees, agents, guests and invitees will not in any manner deface or damage the Building and will be responsible for any repairs required.
19.	Tenant will not use more electrical current from individual or collective circuits than is designated by the amperage rating of said circuits at the circuit breaker panels for Tenant's suite. Should Tenant exceed the safe capacity as designed and as stated on the circuit breakers for said circuits then Tenant will bear the entire expense of modifications to adjust or increase the amperage for Tenant's safe and proper electrical consumption. Landlord's consent to such modifications to the electrical system will not relieve Tenant from the obligation not to use more electricity than such safe capacity.

20.	Tenant, its employees, invitees and guests will not smoke in the Premises, the Building or any Common Areas. Smoking is allowed in designated smoking areas only.
21.	Tenant will be responsible for any damage including stoppage caused by failure to use the apparatus as instructed or for the purpose constructed done to any Common Area including but not limited to restrooms, elevators, stairways, hallways, lobbies, sidewalks, parking lots, landscape areas caused by Tenant, its licensees, guests, agents, contractors or invitees negligence or misuse.

22.	Landlord reserves the right to establish rules and regulations which will govern the access, activity, conduct and set specific rules and regulations with respect to contractors, subcontractors, agents or consultants which perform activities in the Building, the Premises and or the Property.

23.	Landlord reserves the right to make such further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and the preservation of good order therein. Any additional rules and regulations promulgated by Landlord will be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of execution hereof. Tenant will be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests. Landlord will not be responsible for any violation of the foregoing rules and regulations by other Tenants of the Building and will have no obligation to enforce the same against other tenants.

24.	Tenant will not conduct or permit any auctions or sales at the Premises or the Property.